                                                                   EXHIBIT 10.32


                                 LEASE AGREEMENT





                                 BY AND BETWEEN





                             1600 PEACHTREE, L.L.C.
                                   AS LANDLORD





                                       AND





                              IXL ENTERPRISES, INC.
                                    AS TENANT






                                DECEMBER 6, 1999

                                TABLE OF CONTENTS


ARTICLE  1.00 BASIC LEASE TERMS...................................................................................1
         1.01 PREMISES............................................................................................1
         1.02 TERM................................................................................................2
         1.03 DEFINITIONS.........................................................................................4
                ACT OF GOD OR FORCE MAJEURE.......................................................................4
                RESERVED..........................................................................................4
                ADDITIONAL RENT...................................................................................4
                BASE ALLOWANCE....................................................................................5
                BENEFICIAL OCCUPANCY..............................................................................5
                BUILDING..........................................................................................5
                COMMENCEMENT DATE.................................................................................5
                COMMON AREAS......................................................................................5
                COMPARABLE BUILDINGS..............................................................................5
                EFFECTIVE DATE....................................................................................6
                EVENTS OF DEFAULT.................................................................................6
                EXPIRATION DATE...................................................................................6
                GENERAL CONTRACTOR................................................................................6
                GENERATOR.........................................................................................6
                EQUIFAX...........................................................................................6
                LANDLORD..........................................................................................6
                LEASE YEAR........................................................................................6
                NET BASE RENT.....................................................................................6
                RESERVED..........................................................................................6
                PARKING DECK......................................................................................6
                PREMISES..........................................................................................6
                RESERVED..........................................................................................6
                RESERVED..........................................................................................6
                RENT..............................................................................................6
                ROOF SPACE........................................................................................7
                RESERVED..........................................................................................7
                SUMMARY...........................................................................................7
                RESERVED..........................................................................................7
                TAXES.............................................................................................7
                TENANT............................................................................................7
                RESERVED..........................................................................................7
                TERM..............................................................................................7

ARTICLE  2.00 RENT ADDITIONAL RENT, TAXES, LATE FEES/INTEREST AND HOLDING OVER....................................7
         2.01 NET BASE RENT.......................................................................................7
         2.02 ADDITIONAL RENT.....................................................................................7
         2.03 TAXES AND IMPOSITIONS...............................................................................8
         2.04 LATE PAYMENT INTEREST...............................................................................9
         2.05 HOLDING OVER.......................................................................................10

ARTICLE  3.00 OCCUPANCY AND USE..................................................................................10
         3.01 USE................................................................................................10
         3.02 SIGNS..............................................................................................11
         3.03 ROOFTOP EQUIPMENT..................................................................................12
         3.04 COMPLIANCE WITH LAWS, RULES AND REGULATIONS........................................................13
         3.05 WARRANTY OF POSSESSION.............................................................................14

         3.06 INSPECTION.........................................................................................14

ARTICLE  4.00 UTILITIES AND SERVICE INTERRUPTION.................................................................14
         4.01 UTILITIES..........................................................................................14

ARTICLE  5.00 REPAIRS AND MAINTENANCE............................................................................16
         5.01 TENANT OBLIGATIONS.................................................................................16
         5.02 LANDLORD OBLIGATIONS...............................................................................17
         5.03 STANDARD OF WORK...................................................................................17
         5.04 CONDITION UPON SURRENDER...........................................................................18

ARTICLE  6.00 CONSTRUCTION, ALTERATIONS AND IMPROVEMENTS.........................................................18
         6.01 TENANT IMPROVEMENTS................................................................................18

ARTICLE  7.00 CASUALTY AND INSURANCE.............................................................................19
         7.01 TENANT'S INSURANCE.................................................................................19
         7.02 LANDLORD'S INSURANCE...............................................................................20
         7.03 FIRE AND CASUALTY DAMAGE...........................................................................21
         7.04 WAIVER OF SUBROGATION..............................................................................23
         7.05 INDEMNIFICATION BY TENANT..........................................................................23
         7.06 INDEMNIFICATION BY LANDLORD........................................................................24
         7.07 TENANT'S PERSONAL PROPERTY; INDEMNITY..............................................................24

ARTICLE  8.00 CONDEMNATION.......................................................................................24
         8.01 SUBSTANTIAL TAKING.................................................................................24
         8.02 PARTIAL TAKING.....................................................................................25
         8.03 TENANT'S CLAIM.....................................................................................25

ARTICLE  9.00 ASSIGNMENT AND SUBLEASE; RIGHTS OF MORTGAGEES......................................................25
         9.01 LANDLORD ASSIGNMENT................................................................................25
         9.02 TENANT ASSIGNMENT OR SUBLEASE......................................................................26
         9.04 RESERVED...........................................................................................28
         9.04 RIGHTS OF MORTGAGEE AND OTHERS.....................................................................28
         9.05 ESTOPPEL CERTIFICATES..............................................................................28

ARTICLE  10.00 DEFAULT AND REMEDIES..............................................................................29
         10.01 DEFAULT BY TENANT.................................................................................29
         10.02 REMEDIES FOR TENANT'S DEFAULT.....................................................................29
         10.03 DEFAULT BY LANDLORD; TENANT'S REMEDIES............................................................31

ARTICLE  11.00 HAZARDOUS MATERIALS...............................................................................33
         11.01 TENANT'S COVENANTS AS TO HAZARDOUS MATERIALS......................................................33
         11.02 LANDLORD'S COVENANTS AS TO HAZARDOUS MATERIALS....................................................33

ARTICLE  12.00 MISCELLANEOUS.....................................................................................34
         12.01 WAIVER............................................................................................34
         12.02 ACT OF GOD........................................................................................34
         12.03 ATTORNEY'S FEES...................................................................................34
         12.04 SUCCESSORS........................................................................................34
         12.05 CAPTIONS..........................................................................................35
         12.06 NOTICE............................................................................................35

         12.07 SUBMISSION OF LEASE...............................................................................35
         12.08 AUTHORITY.........................................................................................35
         12.09 SEVERABILITY......................................................................................35
         12.10 NO BROKER CLAIMS..................................................................................35
         12.11 NO JOINT VENTURE..................................................................................36
         12.12 TIME OF ESSENCE...................................................................................36
         12.13 EXHIBITS AND SUMMARY OF LEASE PROVISION...........................................................36
         12.14 MEMORANDUM OF LEASE...............................................................................36
         12.15 LANDLORD LIABILITY................................................................................36
         12.16 EQUIFAX LEASE.....................................................................................37

         EXHIBITS                                    DESCRIPTION
         --------                                    -----------
         Exhibit A                                   Legal Description of Land

         Exhibit B                                   Work Agreement for Completion of the Premises

         Exhibit C                                   Letter Agreement as to Commencement Dates, Premises, and Net Base Rent

         Exhibit D                                   Tenant Maintenance Specifications

         Exhibit E                                   Form of Initial Subordination, Non-Disturbance and Attornment Agreement

         Exhibit F                                   List of Approved Contractors for Buildout

         Exhibit G                                   Intentionally omitted

         Exhibit H                                   Prohibited Sublessees/Assignees

         Exhibit I                                   Permitted Encumbrances

         Exhibit J                                   Pre-approved Street Names

                           SUMMARY OF LEASE PROVISIONS


1.   Landlord:    1600 PEACHTREE, L.L.C.

2.   Tenant:      iXL ENTERPRISES, INC.

3.   Premises:    All rentable square feet of all floors of the Building (as herein defined), containing approximately 300,974 rentable square feet, as more particularly set forth in Section 1.01, provided, however, that the Premises shall be delivered to Tenant in three (3) phases (each a "Phase"), as set forth in the following schedule, and each such Phase shall only constitute a part of the Premises for purposes of this Lease from and after the applicable Commencement Date therefor. The term "rentable square feet" or any derivation thereof used in this Lease shall be deemed to refer to the applicable "fully loaded" square footage set forth in the following schedule.


                                     PHASE I


                                                       Fully Loaded
         Floor       Building      Useable Sq. Ft.        Sq. Ft.        Delivery Date       Commencement Date
         -----       --------      ---------------     ------------      -------------       -----------------
           1            A&B            35,350             42,057            1/3/2000             4/01/2000
           2            A&B            56,220             66,888            1/3/2000             4/01/2000
           3             A             19,219             22,866            1/3/2000             4/01/2000
           4             A             22,327             26,563            1/3/2000             4/01/2000
           5             A             11,144             13,258            1/3/2000             4/01/2000
            TOTAL PHASE I             144,260            171,632


                                    PHASE II


                                                       Fully Loaded
         Floor       Building      Useable Sq. Ft.        Sq. Ft.        Delivery Date       Commencement Date
         -----       --------      ---------------     ------------      -------------       -----------------
           3            B             30,325             36,079            7/01/2000      10/01/2000 (subject to
                                                                         (subject to      Section 1.02(a) hereof)
                                                                       Section 1.02(a)
                                                                           hereof)

          TOTAL PHASE II              30,325             36,079


                                    PHASE III


                                                       Fully Loaded
         Floor       Building      Useable Sq. Ft.        Sq. Ft.         Delivery Date       Commencement Date
         -----       --------      ---------------     ------------       -------------       -----------------
          All            C             92,500             93,263           12/01/2000         Earlier of (i)
                                                                                          3/01/2001 or (ii) Date
                                                                                               of Beneficial


                                                                                           Occupancy (as herein
                                                                                                 defined)
           TOTAL PHASE III              92,500             93,263

           TOTAL ALL PHASES            267,085            300,974


4.   Term:        Approximately 11 years and 9 months, commencing on the Phase I
                  Commencement Date and ending on December 31, 2011; subject to two (2) consecutive renewal periods of 5 years each. The Phase
                  I Commencement Date (sometimes referred to herein as the Commencement Date or the "initial" Commencement Date) shall be
                  April 1, 2000 (subject to subparagraph (b) of Exhibit B hereto), and the Expiration Date shall in any event be December 31, 2011. Notwithstanding the foregoing, the parties hereto agree that this Lease shall constitute a binding agreement between them as of the "Effective Date", as defined in Section 1.03 hereof.

5.   Net Base Rent:


                                        Fully Loaded         Base Per
                  Period                   Sq. Ft.         Sq. Ft. Rent       Monthly Rent          Annual Rent
                  ------                -------------      ------------       ------------          -----------
         4/01/2000 to 9/30/2000            171,632            $11.80           $168,771.47         $2,025,257.60
      (subject to Section 1.02(a)
                hereof)

         10/01/2000 (subject to            207,711            $11.80           $204,249.15         $2,450,989.80
       Section 1.02(a) hereof) to
               2/28/2001

       3/01/2001 (or any earlier           300,974            $11.80           $295,957.77         $3,551,493.20
      date of Beneficial Occupancy
       of Phase III) to 3/31/2003

         4/01/2003 to 3/31/2006            300,974            $12.98           $325,553.54         $3,906,642.52

         4/01/2006 to 3/31/2009            300,974            $14.28           $358,159.06         $4,297,908.72

        4/01/2009 to 12/31/2011            300,974            $15.70           $393,774.32         $4,725,291.80


6.  Landlord's Notice Address:              c/o Brogdon Consulting, Inc.
                                            3870 Pleasant Hill Road
                                            Suite A
                                            Duluth, Georgia  30096


7.  Address for Rent Payments:              c/o Brogdon Consulting, Inc.
                                            3870 Pleasant Hill Road
                                            Suite A
                                            Duluth, Georgia  30096

                                            Or by wire transfer as follows:
                                            First Union National Bank of Atlanta
                                            Account # 2000002689841
                                            Routing # 061000227

8.  Tenant's Notice Address:                1600 Peachtree Street, NW
                                            Atlanta, Georgia  30309
                                            Attn:  Facilities Director

                                            with copies to:

                                            c/o Consumer Financial Network
                                            1776 Peachtree Road
                                            Suite 600, North Tower
                                            Atlanta, Georgia  30309
                                            Attn:  Mr. Carl P. Helfrich

                                            The Staubach Company
                                            3424 Peachtree Road
                                            Suite 1650
                                            Atlanta, Georgia  30326
                                            Attn:  Mr. Dom H. Wyant, Jr.

                                            and

                                            Minkin & Snyder
                                            One Buckhead Plaza
                                            3060 Peachtree Road, N.E.
                                            Suite 1100
                                            Atlanta, Georgia  30305-2228
                                            Attn:  James S. Altenbach, Esq.



9.   Reserved.


10.   Brokers:     Landlord's Broker:        Bruce Williams Properties, L.L.C
                                             21 North Main Street
                                             Suite 201
                                             Alpharetta, Georgia  30004


                   Tenant's Brokers:         Carl P. Helfrich
                                             Consumer Financial Network
                                             1776 Peachtree Road
                                             Suite 600, North Tower
                                             Atlanta, Georgia  30309

                                             The Staubach Company
                                             3424 Peachtree Road
                                             Suite 1650
                                             Atlanta, Georgia  30326

11.  Base Allowance:       $20.67 per rentable square foot (subject to
                           paragraph (g) of Exhibit B hereto)

                                      LEASE

         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 6th day of December, 1999, by and between 1600 PEACHTREE, L.L.C., a Delaware limited liability company ("LANDLORD"), and IXL ENTERPRISES, INC., a Delaware corporation ("TENANT"), upon all the terms set forth in this Lease and in all exhibits attached hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:


                         ARTICLE 1.00 BASIC LEASE TERMS

         1.01     PREMISES.

                  (a) In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant and Tenant hereby leases from Landlord the premises described in Paragraph 3 of the Summary of Lease Provisions (the "Summary") above (the "Premises"), subject to the 3-phased delivery provisions of said Paragraph 3. From and after the Phase III Commencement Date, the Premises shall consist of all rentable square feet of all floors of the Building, for a total of 300,974 rentable square feet. A legal description of the real property on which the Building is located is attached hereto as Exhibit A (the "Land"). In connection with the foregoing demise, Landlord hereby grants to Tenant, its agents, guests, employees and invitees (A) the non-exclusive right through the Phase III Commencement Date, and thereafter during the Term the exclusive right, to use (i) entrances and passageways, doors and doorways, and corridors, elevators, escalators, stairs, toilets, driveways, entrance ways, amenities or other public parts of the Building; (ii) the parking facilities, the Parking Deck and the other Common Areas located on the Land, and
(iii) the Roof Space (subject to the provisions of Article 3); and (B) a non-exclusive right and easement during the Term over and across that certain private drive commonly known as "Equifax Way", as the same may be relocated (provided any such relocated drive affords Tenant reasonably equivalent access from and between 18th Street and the Building) and/or re-named from time to time (any such name change to be accomplished by Tenant at its election and at its sole cost and expense, and to be subject to Landlord's prior reasonable approval (provided that Landlord does hereby consent in advance to the possible street names listed on Exhibit J attached hereto, Landlord hereby agreeing that it shall cooperate with Tenant as reasonably necessary in connection with any such name change upon request and all at no cost or expense to Landlord), for purposes of vehicular access, ingress and egress to, from and between the Building and 18th Street (the "Easement Area"). The demise and rights made and granted to Tenant herein shall be subject to all matters shown on Exhibit I attached hereto (collectively, the "Permitted Encumbrances").

                  (b) Subject to any reduction thereof as a result of any casualty or condemnation, the rentable square feet of the Premises (and of each of Phases I, II and III thereof) shall for all purposes of this Lease be as set forth in Paragraph 3 of the Summary, notwithstanding the results of any future measurement of the Premises or any portion thereof by Tenant to the contrary.

                  (c) Prior to the Phase III Commencement Date (and thereafter during the Term with Tenant's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed) Landlord shall have the right to close, from time to time, the Common Areas for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord. Landlord's exercise of its rights under the previous sentence shall not materially and unreasonably interfere (other than on such reasonable, temporary basis) with Tenant's rights to the use of or access to the Premises, the Building and the Common Areas.

         1.02     TERM.

                  (a) Subject to and upon the conditions set forth herein, the term of this Lease shall, as to each of Phases I, II and III of the Premises, commence on the "Commencement Date" (defined below) for each such Phase, and shall, as to the entirety of the Premises, terminate at 11:59 p.m. E.S.T. on December 31, 2011 (the "Expiration Date"), unless sooner terminated or renewed or extended as may be hereinafter provided (such term, taking into account any such sooner termination or renewal or extension, is hereinafter referred to as the "Term"). As used in this Lease, the "Commencement Date" shall mean, (1) as to each of Phases I and II of the Premises, the ninetieth (90th) day after delivery of each such Phase from Landlord to Tenant vacant and in its then "AS IS" condition (provided that, for purposes hereof, delivery shall not be deemed to have occurred prior to the delivery date set forth in Paragraph 3 of the Summary, notwithstanding any earlier delivery actually made by Landlord, except that Landlord shall have the right to deliver Phase II prior to July 1, 2000, but no earlier than June 1, 2000, by giving Tenant notice of such early delivery no later than sixty (60) days prior to the date thereof, and the Commencement Date as to Phase II shall be the ninetieth (90th) day after the date of such early delivery), and (2) as to Phase III of the Premises, the earlier of (a) the ninetieth (90th) day after delivery thereof from Landlord to Tenant vacant and in its then "AS IS" condition (provided that, for purposes hereof, delivery shall not be deemed to have occurred prior to the delivery date set forth in Paragraph 3 of the Summary, notwithstanding any earlier delivery by actually made by Landlord), and (b) the date upon which Tenant commences to Beneficially Occupy (as hereinafter defined) any portion of Phase III. Following the Commencement Date for each Phase of the Premises, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit C confirming the Commencement Date as to each such Phase.

                  (b) If and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter each Phase on the applicable delivery date therefor in order to make or cause to be made pursuant to the terms and conditions hereof certain tenant improvements and otherwise to prepare each such Phase for occupancy, provided that during said period as to each Phase: (i) Tenant shall comply with and be bound by all terms and conditions of this Lease (including, without limitation, all insurance requirements and indemnification obligations of Tenant contained herein), other than the obligation to pay Rent for the Phase in question, (ii) Tenant shall not begin demolition of any existing improvements within a given Phase unless and until the Plans and Specifications for Tenant's buildout within such Phase have been finalized and approved in accordance with Exhibit B hereto, and in connection with such demolition and/or the subsequent buildout of any Phase Tenant shall not damage or otherwise adversely affect the structural integrity of the Building or alter any structural components of the Building (except to the extent authorized in or by Landlord's approval of the applicable Plans and Specifications) or interrupt services to any other tenant of the Building, (iii) other than as reasonably necessary and customary in connection with the buildout of any Phase pursuant to Exhibit B hereto [during which Tenant shall, at its sole cost and expense (except to the extent of any reimbursement required of Landlord pursuant to Section 3.01 hereof in connection with removal or disposal of asbestos containing materials) designate specific parking and staging areas for construction equipment and materials, designate specific traffic routes for construction traffic, provide for proper and legal off-site disposal of all waste, debris and other materials generated during Tenant's demolition and construction activities, and otherwise take such reasonable measures and precautions as are necessary to minimize interference with the use and enjoyment of the Building and the Common Areas by other tenants of the Building, all in compliance with applicable laws, rules and regulations, and at all times cooperating with Landlord and such other tenants reasonably and in good faith in connection with the fulfillment of such obligations], Tenant shall not interfere with the operations of any other tenant of the Building, and (iv) Tenant shall not, other than with respect to any Beneficial Occupancy of Phase III (whereupon the Commencement Date with respect to said Phase III shall be deemed to have begun as provided above), begin operation of its business therefrom. As a condition to Tenant's early entry as to any Phase, Tenant shall deliver to Landlord the first full months' Net Base Rent that will be due with respect to such Phase upon the Commencement Date therefor.

                  (c) Tenant shall have the right to renew the Term of the Lease for two (2) additional, consecutive periods of five (5) years each (each, a "Renewal Term") by giving Landlord prior written notice at least twelve (12) months prior to the expiration of the initial Term or the immediately preceding Renewal Term, as the case may be, provided that no renewal option may be exercised by Tenant if (i) an Event of Default has occurred and is then continuing either at the time of exercise of the option or at the time the then current Term would otherwise have expired if the applicable option had not been exercised, or (ii) three (3) or more Events of Default occurred hereunder during the one (1) year period immediately preceding either the date of exercise of the option or the date on which the then current Term is to expire. Tenant shall occupy the Premises during the Renewal Terms under the same terms and conditions as specified in the Lease, except that (1) the Net Base Rent for the applicable Renewal Term shall be the greater of (i) the then Market Rate (as hereinafter defined) for the applicable Renewal Term, or (ii) (x) for the first Renewal Term, $14.25 per rentable square foot of the Premises (on a net, net, net basis to Landlord, including, without limitation, net of any consulting fees, but specifically not net of any brokerage commissions), and (y) for the second Renewal Term, ninety percent (90%) of the Net Base Rent for the last year of the first Renewal Term as determined in accordance with the foregoing provisions of this subsection (c), and (2) any improvement allowances, rent abatements or other concessions applicable to the Premises during the initial Term shall not be applicable during any such Renewal Term, nor shall Tenant have any additional renewal options unless expressly provided for in this Lease. As used herein, the term "Market Rate" shall be initially determined by Landlord as the amount of net base annual rent per square foot then being charged in Comparable Buildings for space comparable to the Premises and taking into consideration all other relevant factors establishing similarity or dissimilarity between the comparable lease and the leasing of the Premises to Tenant for the Renewal Term, including without limitation, rate of escalations, method of payment of operating expenses (i.e., triple net lease, with the exception of brokerage commissions), concessions, length of lease term, size and location of the Premises, building standard work letter and/or tenant improvement allowances, amenities offered, location of building, the cost and provision of parking spaces and other common areas (including the exclusive or non-exclusive nature of the right to use the same), and other generally applicable concessions, allowances, terms and conditions of tenancy. The reference to the foregoing factors is illustrative only and the presence or absence of such factors shall be taken into account in determining Market Rate. Landlord shall notify Tenant of the proposed Market Rate within thirty (30) days after Landlord receives the notice of Tenant's exercise of the renewal option; provided that, in the event Landlord shall fail to deliver such notice within said thirty (30) day period, Tenant shall have the right, within ten (10) days thereafter, to deliver to Landlord Tenant's proposed Market Rate. The Market Rate shall thereafter be determined between Landlord and Tenant by mutual agreement; however, if Landlord and Tenant cannot agree on such rate within thirty (30) days after Landlord has notified Tenant of Landlord's estimation of Market Rate (or within thirty (30) days after Tenant has notified Landlord of Tenant's estimation of Market Rate, if applicable), Tenant shall specify in a notice to Landlord delivered within twenty (20) days after the expiration of the foregoing 30-day period, either (i) that Tenant has elected to withdraw its exercise of the applicable renewal option, or (ii) Tenant's selection of a real estate appraiser, who shall act on Tenant's behalf in determining the Market Rate (and, provided Landlord shall have delivered to Tenant written notice of its proposed Market Rate as set forth above, if Tenant fails to deliver any such notice to Landlord within such twenty (20) day period, Tenant shall be deemed to have accepted Landlord's determination of the Market Rate, and such determination shall be binding upon both Landlord and Tenant and shall become the Net Base Rent for the Renewal Term in question). Provided Tenant has not withdrawn its exercise of a renewal option, but rather has notified Landlord of its selection of a real estate appraiser to act on its behalf, as provided above, within twenty (20) days after Landlord's receipt of Tenant's selection of a real estate appraiser, Landlord, by written notice to Tenant, shall designate a real estate appraiser, who shall act on Landlord's behalf in the determination of the Market Rate. Within twenty (20) days of the selection of Landlord's appraiser, the two appraisers shall render a joint written determination of the Market Rate. If either Landlord or Tenants fails to appoint such an appraiser within the applicable twenty (20) day period, then the appraiser selected by Landlord or Tenant, as the case may be, shall determine the Market Rate. If both Landlord and Tenant appoint such an appraiser within the applicable twenty (20) day period, then the two appointed appraisers shall attempt to agree on the Market Rate and any escalation factor, if applicable. If the two appointed appraisers are unable to agree upon the Market Rate within twenty (20) days after their appointment, each such appraiser shall set forth in writing its determination of the Market Rate, and the two appraisers shall agree upon the identity of another independent commercial real estate appraiser having the qualifications set forth below within ten (10) days. Within twenty (20) days after the appointment of the third appraiser, the third appraiser shall determine the Market Rate by selecting one of the two Market Rates determined by the original appraisers, which final determination shall be binding upon both Landlord and Tenant as the "Market Rate" for the Renewal Term in question. All appraisers selected in accordance with this subsection shall have at least ten (10) years prior experience in the metropolitan Atlanta office leasing market, shall have made at least one determination of market rental rates in the past two (2) years, shall have been actively involved in the valuation of leases or office buildings or the negotiation of a lease or the purchase or sale of a building within the north Atlanta, Georgia office market within the past two (2) years, and shall be members of the Atlanta Board of Realtors, Georgia Association of Realtors, the American Institute of Real Estate Appraisers, or similar professional organization. Landlord and Tenant agree that they shall be bound by the determination of Market Rate pursuant to this subsection for the Renewal Term in question; provided that the Net Base Rent for the applicable Renewal Term shall in no event be less than the applicable minimum rate set forth in the second sentence of this subsection (c). Landlord shall bear the fees and expenses of its appraiser, Tenant shall bear the fees and expenses of its appraiser, and Landlord and Tenant shall share equally the fees and expense of the third appraiser, if any. If the parties are unable to agree on such appraiser, the parties shall apply to the American Arbitration Association for designation of an appropriate appraiser.


         1.03     DEFINITIONS.

                  (a) ACT OF GOD OR FORCE MAJEURE. An "Act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, inability to obtain material or labor on a timely basis (assuming the same are timely ordered), restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), unavailability of or delays in obtaining permits or other governmental approvals (assuming the same are applied for on a timely basis), power outages, acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Landlord or Tenant, as the case may be. Notwithstanding the above or any other provision of this Lease to the contrary, no Act of God or event of force majeure shall excuse or delay any payment obligation of either party hereto, including, without limitation, the obligation of Tenant to commence Rent payments as to any Phase upon the Commencement Date therefor regardless of any delay in Tenant's buildout thereof due to Acts of God or events of force majeure.

                  (b)      RESERVED.

                  (c)      ADDITIONAL RENT. "Additional Rent" is defined in
Section 2.02.

                  (d) BASE ALLOWANCE. "Base Allowance" is defined in Paragraph 11 of the Summary.

                  (e) BENEFICIAL OCCUPANCY. "Beneficial Occupancy" shall be deemed to have occurred, as to Phase III, upon Tenant's commencement of business operations within or from all or any portion of Phase III.

                  (f) BUILDING. "Building" means the building currently known as the Equifax Building, being located at 1600 Peachtree Street, N.E., Atlanta, Fulton County, Georgia. For reference purposes only, reference herein is sometimes made to those sections of the Building commonly known as "Building A," "Building B" and "Building C," all of which, collectively, constitute the Building.

                  (g) COMMENCEMENT DATE. "Commencement Date", as to each Phase of the Premises, is defined in Section 1.02.

                  (h) COMMON AREAS. "Common Areas" means all areas and spaces designated within the boundaries of the 5.515 acre tract comprising a portion of the Land, as described on Exhibit A hereto, but not in the Building (except for (i) any elevators and escalators in, and entrances and exits to and from, "Building B" and "Building C", (ii) the main entrance, corridors and elevators and escalators of "Building A" until such time as Tenant commences demolition in "Building A" in accordance with Exhibit B hereto, (iii) the teledata equipment room in "Building A" until such time as the switches and other equipment currently located therein have been removed in connection with Equifax obtaining alternative service and Equifax has obtained alternative service, and (iv) the "Building B" corridors and "Building C" security hallway through the day immediately preceding the Phase III Commencement Date, all of which shall be considered Common Areas for purposes hereof through the specified time period, if any), for the common and non-exclusive use of Landlord, Tenant and other tenants of the Building, and their respective guests, employees and invitees, together with (x) the Easement Area [which Easement Area lies on the
2.025 acre tract comprising a portion of the Land, as described on Exhibit A hereto (hereafter, the "Easement Tract")], and (y) those portions of the Easement Tract other than the Easement Area, provided that Landlord may at any time, at its option, remove such portions of the Easement Tract from the Common Area (and, therefore, from the definition of "Land" for the period of the Term from and after such removal) provided (i) that neither such removal nor any alternative use of such portions of the Easement Tract by Landlord materially, adversely affects Tenant's right or ability to use the Premises or the Easement Area for the purposes set forth herein or otherwise materially, adversely affects the rights of Tenant under this Lease, (ii) that Landlord shall deliver written notice to Tenant of such election to remove such portions of the Easement Tract from the Common Area within a reasonable time after making such election, and (iii) that Landlord shall reimburse Tenant, up to $25,000.00, for the then unamortized portion of the reasonable and actual cost to Tenant of any alterations performed by Tenant pursuant to Section 6.01 hereof on such portion or portions of the Easement Tract so removed from the Common Area, such reimbursement to occur within thirty (30) days of written demand therefor from Tenant accompanied by reasonable evidence of such cost having been incurred (and of all amortization of such cost recognized by Tenant through the date of such removal). From and after the Phase III Commencement Date, all Common Areas shall be for the exclusive use of Tenant and its guests, employees, agents and invitees, subject to Landlord's right of entry pursuant to Section 3.06 hereof.


                  (i) COMPARABLE BUILDINGS. "Comparable Buildings" means buildings of comparable location, size and quality in the Midtown office submarket in Atlanta, Georgia.

                  (j) EFFECTIVE DATE. "Effective Date" means December 6, 1999, which is the date of execution of this Lease by the last to execute this Lease of Landlord or Tenant, as set forth below their respective signatures.

                  (k) EVENTS OF DEFAULT. "Events of Default" means those events specified in Section 10.01 as Events of Default.

                  (l)      EXPIRATION DATE. "Expiration Date" is defined in
Section 1.02.

                  (m) GENERAL CONTRACTOR. "General Contractor", as to each Phase of the Premises, means that certain general contractor selected by Tenant to perform the tenant improvement work within such Phase from the list of pre-approved general contractors agreed upon by Landlord and Tenant and attached hereto as Exhibit F.

                  (n) GENERATOR. "Generator" means the generator and equipment as defined in Section 4.01(d) hereof.

                  (o) EQUIFAX. "Equifax" shall mean Equifax, Inc., a Georgia corporation, the only other tenant of the Building as of the Effective Date.

                  (p) LANDLORD. "Landlord" means the entity or person identified as Landlord in Paragraph 1 of the Summary, and any successor in interest or title thereto.

                  (q) LEASE YEAR. "Lease Year" means each twelve (12) month period (or portion thereof) commencing on the initial Commencement Date or subsequent anniversaries thereof and expiring on the last day of the twelfth month following the initial Commencement Date or subsequent anniversaries thereof (or, as to any last partial Lease Year of less than twelve (12) months, expiring on the Expiration Date).

                  (r) NET BASE RENT. "Net Base Rent", as to each Phase of the Premises, means the amount specified in Paragraph 5 of the Summary as Net Base Rent for each such Phase, plus any sum added pursuant to the terms of subparagraph (f) of Exhibit B on account of the amortization of the Base Allowance utilized in connection with the buildout of the applicable Phase.

                  (s)      RESERVED.

                  (t) PARKING DECK. "Parking Deck" means the four (4) story parking deck located on the Land and serving the Building, which Parking Deck comprises a portion of the Common Areas.

                  (u) PREMISES. "Premises" as used in this Lease means the Premises described in Paragraph 3 of the Summary and in Section 1.01.

                  (v)      RESERVED.

                  (w)      RESERVED.

                  (x) RENT. "Rent", "rent", or "rental" means, collectively, Net Base Rent and Additional Rent.

                  (y)      ROOF SPACE.  "Roof Space" is defined in Section 3.03.

                  (z)      RESERVED.

                  (aa) SUMMARY. "Summary" means the Summary of Lease Provisions attached hereto.

                  (bb)     RESERVED.

                  (cc)     TAXES.  "Taxes" is defined in Section 2.03.

                  (dd) TENANT. "Tenant" means the entity or person identified as Tenant in Paragraph 2 of the Summary, and any permitted successor or assignee thereof.

                  (ee)     RESERVED.

                  (ff)     TERM.  "Term" is defined in Section 1.02.


                   ARTICLE 2.00 RENT, ADDITIONAL RENT, TAXES,
                       LATE FEES/INTEREST AND HOLDING OVER

         2.01 NET BASE RENT. Tenant agrees to pay monthly as Net Base Rent during the Term, without notice or demand, set-off or deduction, except as expressly set forth herein, the sums of money set forth in Paragraph 5 of the Summary, plus any sum added pursuant to the terms of subparagraph (f) of Exhibit B on account of the amortization of the Base Allowance, which amount shall be payable to Landlord at the address set forth in Paragraph 7 of the Summary, or at such other address notice of which is given to Tenant by Landlord. As to each Phase of the Premises, the first full (or prorated, if applicable) monthly installment of Net Base Rent shall be due and payable on the Commencement Date for such Phase (unless Tenant elects to enter such Phase early pursuant to subsection 1.02(b), in which event an amount equal to the first full monthly installment of Net Base Rent applicable to the Phase in question shall be payable in advance as a condition to such early entry), and thereafter each monthly installment of Net Base Rent shall be due and payable on or before the first day of each calendar month following the Commencement Date for each such Phase during the Term. The monthly Net Base Rent installment payable with respect to a particular Phase for any month during the Term which is not a full calendar month shall be prorated on a per diem basis based on a thirty (30) day month, regardless of the actual number of days in the month in question. Tenant shall pay without set-off or deduction except as expressly set forth herein, as Additional Rent, all other sums due under this Lease as and when the same become due and payable. All sums due hereunder shall be paid in lawful money of the United States.

         2.02 ADDITIONAL RENT. Tenant covenants and agrees to pay to Landlord, from time to time as provided in this Lease, and as "Additional Rent":
(a) any interest/late charges required to be paid by Tenant pursuant to Section
2.04 hereof; (b) all sums which Tenant herein agrees to assume and pay to third parties in those circumstances where Tenant shall fail or refuse to pay such third parties and the same is paid by Landlord on Tenant's behalf; (c) all other sums required to be paid or reimbursed directly by Tenant to Landlord pursuant to the terms of this Lease; and (d) interest at the Interest Rate specified in
Section 2.04 on the sums described in subparts (b) and (c) of this sentence above from the due date until paid or, if demand is required therefor by the terms of this Lease, from the date of demand until paid. In the event of any failure on the part of Tenant to pay any Additional Rent, Landlord shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise in the event of the nonpayment of Net Base Rent.

         2.03     TAXES AND OTHER IMPOSITIONS.

                  (a) Commencing on the initial Commencement Date and continuing through the remainder of the Term, Tenant shall be solely obligated for the costs of all "Taxes" (as hereinafter defined) for the Premises, the Building and the Land (including the Common Areas and any other improvements thereon), and Tenant agrees to pay all installments of such Taxes which accrue during the Term. If any such Taxes are payable in arrears, Tenant agrees to pay to Landlord Tenant's share of such Taxes attributable to the last year of the Term within thirty (30) days after Tenant receives from Landlord evidence of the actual amount due for such last year. This provision shall expressly survive the expiration or termination of this Lease in order to settle up Tenant's pro rata share of such Taxes for the final Lease Year of the Term.

                  (b) The term "Taxes" includes all real property and personal property ad valorem taxes (excluding any such personal property ad valorem taxes attributable to personal property owned by other tenants of the Building), water and sanitary taxes, charges, impositions, fines (except to the extent suffered or incurred as a result of the actions or omissions of Landlord or any other tenant of the Building), levies, license and permit fees, burdens and assessments of every kind and nature [including dues, assessments and contributions by means of deed restrictions, easement agreements and/or owners' associations, Landlord hereby agreeing that to the extent any such easement agreement provides for the contribution by any third party toward the cost of any maintenance, repair or replacement performed by Tenant at its expense pursuant hereto, Landlord shall pursue collection of such contribution and account to Tenant therefor, and if Landlord fails to do so, Landlord hereby grants Tenant the license to pursue the collection of such contribution and Landlord shall reimburse Tenant for the reasonable and actual cost of such collection within ten (10) days of demand therefor by Tenant (accompanied by reasonable evidence of such cost having been incurred by Tenant), and such cost of collection shall accrue interest at the Interest Rate from the date of demand until paid], and which accrue against the Premises, the Building and/or the Land (including the Common Areas and any other improvements thereon) or any portion thereof during the Term and federal, state and local taxes or charges assessed against the Premises, the Building and/or the Land (including the Common Areas and any other improvements thereon) or any portion thereof by any governmental or quasi-governmental body or authority (including without limitation any traffic improvement district authority or the like), general, special or extraordinary, foreseen or unforeseen, together with all expenses (including reasonable legal and accounting fees) incurred in contesting, protesting or monitoring the payment of such taxes and assessments. Taxes shall not include franchise, income, transfer, inheritance and capital stock taxes, or other taxes imposed upon or measured by the income of Landlord; provided, however, if the method of taxation then prevailing shall be altered so that any method of taxation shall be levied or imposed upon Landlord in place or partly in place of any such real property taxes and assessments and shall be measured by or based in whole or in part upon the Premises, the Building or the Land (including the Common Areas and any other improvements thereon) or other rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges shall be included in Taxes. Special assessments and impact fees shall be allocated over the longest period permitted by the applicable taxing authority. Landlord hereby represents that, except as may be set forth on Exhibit I attached hereto, to Landlord's actual knowledge, as of the Effective Date there are no delinquent Taxes respecting the Premises, the Building and/or the Land (including the Common Areas and any other improvements thereon).

                  (c) Notwithstanding the foregoing, if any Taxes shall be created, levied, assessed, adjudged, imposed, charged or become a lien with respect to a period of time which commences before the initial Commencement Date or ends after the expiration date of the Term (other than an expiration date of the Term by reason of breach of any of the terms hereof by Tenant), then Tenant shall only be required to pay that portion of such Taxes which is equal to the proportion of said period which falls within the Term. If Tenant is permitted to pay (by the assessing and collecting authorities) and elects to pay any Tax in installments, Tenant shall nevertheless pay any and all installments thereof which are due prior to the expiration of the Term or sooner termination of the Term. Landlord agrees to deliver to Tenant copies of all such notices of Taxes which Landlord receives.

                  (d) Landlord shall forward Tax bills related to the Premises, the Building and/or the Land (including the Common Areas and any other improvements thereon) to Tenant promptly after Landlord's receipt thereof. Landlord and Tenant shall cooperate in attempting to have the tax bills for the Premises, the Building and/or the Land (including the Common Areas and any other improvements thereon) sent directly to Tenant from the applicable taxing authority. Tenant shall furnish Landlord (and, with respect to any Taxes accruing prior to the Phase III Commencement Date, Equifax) evidence of the payment of all Taxes at least five (5) business days before the last day upon which they may be paid without any fine, penalty, interest or additional cost. If Tenant fails to pay such Taxes when due and Landlord elects to pay such Taxes on Tenant's behalf, Tenant agrees to reimburse Landlord for such Taxes so paid by Landlord, within thirty (30) days after Landlord's written demand therefor, as Additional Rent.

                  (e) Tenant shall have the right, at its sole cost and expense, to contest Taxes applicable to the Premises, the Building and/or the Land (including the Common Areas and any other improvements thereon) in any tax year (or portion thereof) during the Term. If Tenant elects to so contest such Taxes, Tenant shall have the right, at its sole cost and expense, to contest the amount or validity or otherwise seek an exemption or abatement of such Taxes by appropriate proceedings diligently conducted in good faith (Tenant hereby acknowledging that Equifax shall have the subordinate right to contest such Taxes, at its sole cost and expense, pursuant to its lease with Landlord in the event Tenant should elect not to do so, or in the event Tenant elects to do so but does not diligently conduct such contest in good faith), provided that Tenant shall nevertheless timely pay to the taxing authority all amounts due from Tenant with respect to the Premises, the Building and/or the Land (including the Common Areas and any other improvements thereon) per the original tax bill for such tax year or as otherwise permitted by the applicable appeal procedure, and provided, further, that in connection with any such contest by Tenant, Tenant shall not create, allow or permit any lien to attach to all or any portion of the Premises, the Building and/or the Land (including the Common Areas and any other improvements thereon). Upon the termination of any such proceedings, Tenant (or Equifax) shall pay any amount of Taxes finally determined to be owed in such proceedings and not already paid by Tenant to the taxing authority for the tax year in question, together with any costs, fees, interest, penalties or other liabilities in connection therewith, and if any such proceedings result in a reduction of Taxes payable with respect to the Premises, the Building and/or the Land (including the Common Areas and any other improvements thereon) for the tax year in question, Tenant shall be entitled to any overpayment made by Tenant for such tax year.

         2.04 LATE PAYMENT/INTEREST. Other remedies for nonpayment of rent notwithstanding, if the monthly Net Base Rent is not received by Landlord on or before the fifth (5th) day of the month for which the rent is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the tenth (10th) day following the date the same is due pursuant to the terms hereof (which due date shall be, if demand is required for any such payment by the terms of this Lease, the date on which such demand is delivered by Landlord in accordance with Section 12.06 hereof), all such past due installments of Net Base Rent and Additional Rent shall be subject to a late charge equal to an amount determined by having all past due installments bear interest from the date when due until paid at a rate per annum (the "Interest Rate") equal to the Prime Rate as published in The Wall Street Journal under the heading "Money Rates", which is in effect on the date due, plus three percent (3%). Such late charge shall be Additional Rent due and payable on the earlier of (i) the date of payment of the late installment, or (ii) on demand. The late charge is intended to reimburse Landlord for administrative costs incurred by Landlord as a result of Tenant's late payment, and is not a penalty.

         2.05 HOLDING OVER. Provided that there does not then exist an Event of Default, Tenant shall have the right, upon not less than twelve (12) months' prior written notice to Landlord, to hold over on a month-to-month basis for up to six (6) months following the Expiration Date (the "Holdover Period"). Tenant's notice shall state the number of months in the Holdover Period, up to six (6) months

(in whole month increments), and such statement shall be binding upon Tenant. The terms and conditions of this Lease during the Holdover Period shall be identical to all of the terms and conditions of this Lease, except that Net Base Rent payable during each month of the Holdover Period shall be one hundred twenty-five percent (125%) of the Net Base Rent payable during the last month of the Term prior to the Expiration Date. In the event of holding over by Tenant after the end of the Holdover Period, or at the end of the Term without providing Landlord with the above-required twelve (12) months' notice (the "Unauthorized Hold Over"), Tenant shall be a tenant at sufferance subject to immediate eviction or dispossession and not as a tenant at will, and Tenant shall otherwise be subject to all the covenants and provisions of this Lease insofar as the same are applicable to a tenant at sufferance, including, without limitation, the payment of Additional Rent. Tenant shall pay Landlord, on demand, as monthly rent for the period of such Unauthorized Hold Over an amount equal to one hundred fifty percent (150%) of the greater of (i) the then current fair market net base rental value of the Premises or (ii) the Net Base Rent payable by Tenant during the last month of the Term prior to the Unauthorized Hold Over, together with the amount of any actual, direct or consequential damages suffered or incurred by Landlord, including any claim made by any succeeding tenant to the Premises, on account of such Unauthorized Hold Over by Tenant or any violation by Tenant of any other term or condition of this Lease during such Unauthorized Hold Over.

         ARTICLE 3.00  OCCUPANCY AND USE

         3.01 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for general office and administrative purposes, which may include cafeteria and food service operations, meeting and presentation rooms, game room facilities and similar ancillary uses on the 2nd floor of the "Building B" portion of the Building for the use and benefit of Tenant's employees and business invitees, all consistent with and as permitted by applicable zoning and other laws and ordinances and recorded restrictions in effect as of the Commencement Date, or, if thereafter, to which Tenant has given its prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, and for no other purpose whatsoever. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create any nuisance. Tenant shall not commit or permit any waste on the Premises or the Common Areas or permit the Premises or the Common Areas to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the insurance on the Building. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the foregoing permitted use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the Premises and the compliance of the foregoing permitted use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees. TENANT HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT (A) IT SHALL ACCEPT, AND SHALL BE DEEMED TO HAVE ACCEPTED, THE PREMISES, THE BUILDING AND THE LAND (INCLUDING THE COMMON AREAS AND ANY OTHER IMPROVEMENTS THEREON), IN THERE "AS IS", "WHERE IS" CONDITION AND AS SUITABLE FOR THE PURPOSES FOR WHICH THE SAME ARE LEASED HEREBY (OR FOR WHICH TENANT'S RIGHTS THEREIN ARE GRANTED HEREBY), AND (B) LANDLORD HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, THE BUILDING AND/OR THE LAND (INCLUDING THE COMMON AREAS AND ANY OTHER IMPROVEMENTS THEREON), OR ANY PART THEREOF, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

The foregoing shall not relieve Landlord of its responsibilities under Article 5 hereof or with respect to any representation, warranty or reimbursement obligation of Landlord contained herein. Notwithstanding the foregoing, Landlord shall and does hereby agree to reimburse Tenant for the reasonable, actual and additional cost, if any, of compliance with any requirements under applicable laws or ordinances to the extent pertaining to the removal and/or disposal of any asbestos-containing materials required to be removed by Tenant during the buildout of the Premises performed in accordance with Exhibit B hereto (other than any such asbestos-containing materials located in the stairwells of the Building or in the Parking Deck), but only to the extent the asbestos-containing materials in question are necessarily disturbed in connection with Tenant's buildout and, then, only to the extent such laws or ordinances require the removal and disposal thereof. Such reimbursement shall be made by Landlord within thirty (30) days of demand therefor by Tenant (accompanied by detailed invoices or other reasonable evidence of such additional cost having been necessarily incurred), and such amount to be reimbursed shall accrue interest at the Interest Rate from the date of demand until paid; provided, however, that Tenant shall provide Landlord with prior reasonable notice of Tenant's intention to attempt to comply with any such requirements where the anticipated cost of compliance with such requirements is in excess of $5,000 for any one such requirement, or in excess of $25,000.00 cumulatively through the Phase III Commencement Date, and shall provide Landlord with a reasonable opportunity to undertake such compliance, removal and/or disposal itself or otherwise to consult with Tenant or its contractors with respect to the method of such compliance, removal or disposal and/or any other curative or remedial actions to be taken with respect to the materials in question. Throughout the Term, and without limiting anything in Section 3.04 hereof, Tenant shall comply, and/or cause its employees, agents, contractors and subtenants to comply, in all material respects with the Asbestos Maintenance Program (as hereinafter defined), as the same relates to any asbestos-containing materials not required to be removed from the Building in connection with Tenant's buildout of the Premises performed in accordance with Exhibit B hereto or, subsequently, in connection with the performance by Tenant of its obligations under Section 5.01 hereof. Notwithstanding anything contained in the Summary, Article 1.00 or any other provision of this Lease to the contrary, in the event the removal of any asbestos-containing materials which are the subject of a Landlord reimbursement obligation under this Section 3.01 requires and results in the complete cessation of buildout work within any Phase (Tenant hereby agreeing to use best efforts to schedule its work within such Phase so as to attempt to avoid any such work stoppage, and to provide certifications to Landlord and Equifax from Tenant's general contractor and environmental engineer supporting the necessity for any such work stoppage should it occur notwithstanding Tenant's best efforts to schedule work so as to avoid the same), then the Commencement Date for such Phase shall be postponed one (1) day for each day of such work stoppage.

         3.02     SIGNS.

                  (a) Tenant shall have the right to representation on the monument sign for the Building (which sign, and the cost of maintenance thereof, such maintenance to be performed by Tenant, shall be shared by Tenant with other tenants of the Building, if any, based on their respective proportional shares of leased space in the Building from time to time, Tenant hereby releasing Landlord from any responsibility or liability therefor or arising in connection therewith). Landlord shall have the right to approve the form and design of any such sign panels, such approval not to be unreasonably withheld or delayed. In addition, Tenant shall have, from and after the Phase I Commencement Date (or from and after any earlier date following the Effective Date hereof as may hereafter be agreed upon between Equifax and Tenant in writing), the exclusive right to install and maintain an illuminated sign on the facade of the Building facing Interstate 85, at or near the existing Equifax sign (which existing Equifax sign may be removed by Tenant, at its sole cost and expense subject to any reimbursement obligation of Equifax, on or after the Phase I Commencement Date, or on any earlier date following the Effective Date hereof as may hereafter be agreed upon between Equifax and Tenant in writing). Tenant shall have the further right to install and maintain a sign on the front facade of the Building facing Peachtree Street. All signs permitted hereby, including the design, the size, the method of affixing or installing and the location thereof, shall be constructed at Tenant's cost, shall be subject to and shall comply with all applicable codes and regulations, and shall be subject to the reasonable approval of Landlord (excepting Tenant's current logo, the design of which is hereby consented to by Landlord). Except as set forth herein, no sign of any type or description shall be erected, placed or painted in or about the Premises, the Building or the Common Areas except those signs approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord hereby agrees to cooperate with Tenant as reasonably requested in connection with obtaining any permits or other governmental approvals necessary in connection with Tenant's signage, all at no cost or expense to Landlord.

                  (b)      Reserved.

                  (c) The rights of Tenant under this Section 3.02 shall expire upon the expiration or earlier termination of this Lease. Upon the expiration or earlier termination of this Lease, Tenant shall remove any signs installed by Tenant pursuant hereto, and shall repair any damage resulting therefrom (but excepting any ordinary wear and tear or damage caused by fire or other casualty), all at Tenant's sole cost and expense, which obligations of Tenant shall expressly survive any such expiration or earlier termination of this Lease.

         3.03 ROOFTOP EQUIPMENT. Subject to Landlord's reasonable approval as to the plans, specifications, size, method of installation and method of screening (as well as to the contractor selected by Tenant to perform the installation) of Tenant's equipment on the applicable portion of the roof of the Building (collectively, the "Roof Space"), Tenant shall be entitled to install
(i) telecommunication equipment, antennas or satellite dishes as well as cabling, conduits, piping and fiber optics related to such equipment on any part of the roof (collectively, the "Antenna"), and/or (ii) an elevated basketball court and related fencing on the roof of "Building B" only (collectively, the "Court"; the Antenna and the Court being referred to collectively herein as the "Equipment"), as long as the structural integrity of the roof or any other portion of the Building is not affected thereby, at its sole cost and expense, including, but not limited to, the reasonable costs for Landlord's roofing contractor to inspect and oversee the installation, maintenance and removal thereof, and solely for Tenant's own use, all subject to and in accordance with the terms and conditions set forth hereinbelow. Any part of the Equipment installed by Tenant shall be erected at a location mutually determined by Landlord and Tenant so as to maximize reception for Tenant (as to the Antenna), to prevent any disturbance of any other tenant of the Building (as to the Court, Tenant hereby agreeing that the Court shall not be used during normal business hours if such use creates any noise or vibration within the premises of any other tenant of the Building), and to minimize visibility from the rooftop of the Building (as to any portion of the Equipment). Tenant, at all reasonable times and subject to such reasonable rules and regulations as Landlord may promulgate in accordance with the terms hereof or as may be set forth hereinbelow, shall have the right to enter or leave the Roof Space for the purpose of accessing the Equipment. Tenant shall obtain all necessary municipal, state and federal permits and authorizations to install, maintain and operate the Equipment and pay any charges levied by governmental agencies in connection therewith. At the expiration of the Term, Tenant shall, at Landlord's request, remove the Equipment and surrender and restore the space occupied thereby to Landlord in substantially as good as condition as when received, reasonable wear and tear and damage by casualty and condemnation excepted. Notwithstanding the foregoing, Tenant's installation, use, repair of, and access to, the Equipment shall also be subject to the following conditions and agreements:

                  (a) The installation and location shall be in compliance with all applicable governmental regulations, laws and ordinances. Prior to installation, Tenant shall provide Landlord with satisfactory evidence of compliance with law.

                  (b) Tenant hereby indemnifies Landlord against all costs, losses, damages, fines, attorney and contractor fees and other expenses and fees incurred by Landlord as a result of Tenant's installation, maintenance, use and/or removal of the Equipment, including, but not limited to, the loss of Landlord's roof warranty as a result of Tenant's, or its agents, employees or contractors, acts or omissions. This indemnity shall survive the expiration or earlier termination of this Lease.

                  (c) The installation, maintenance and removal shall be completed lien free, or, in the alternative, Tenant shall bond over any such lien.

                  (d) The plans for installation shall receive the prior written approval of Landlord's roofing contractor, which approval must explicitly confirm that the roof warranty shall not be affected in any way by said installation and maintenance, and if required by such roof contractor in order to preserve such roof warranty, Tenant shall engage such contractor to perform the installation of the Equipment.

                  (e) Landlord shall have the right to accompany Tenant onto the roof during any access thereto by Tenant for maintenance or repair purposes, and Tenant shall provide Landlord with reasonable prior notice of any such entry onto the roof by Tenant or its agents or contractors so as to allow Landlord the opportunity to do so.

         Nothing herein shall be deemed to relieve Landlord of its obligation to maintain and repair the roof of the Building pursuant to Section 5.02 hereof, provided that (i) the cost of repair of any damage to the roof or of replacement of all or any portion of the roof, to the extent resulting from or required as a result of the acts of Tenant or its employees or agents, and/or (ii) any additional cost to Landlord, if any, of maintaining, repairing or replacing all or any part of the roof as a result of the existence of any such Equipment, shall be reimbursed to Landlord within ten (10) days of written demand therefor (accompanied by reasonable evidence of such cost having been incurred), as Additional Rent hereunder.

         3.04     COMPLIANCE WITH LAWS, RULES AND REGULATIONS.

                  (a) Tenant shall promptly comply throughout the Term of this Lease, at Tenant's sole cost and expense, with all present and future laws, ordinances and regulations of all applicable governing authorities relating to all or any part of the Premises, foreseen or unforeseen, ordinary as well as extraordinary, or to the use or manner of use of the Premises or the Common Areas. In the event that such law, ordinance or regulation requires a renovation, improvement or replacement to the Premises, then Tenant shall be required to make such renovation, improvement or replacement at Tenant's sole cost and expense and in compliance with Section 6.01(a) hereof, as applicable. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Premises.

                  (b) Subject to the terms hereof, Landlord shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Common Areas and those portions of the Building for which Landlord has maintenance obligations hereunder, and the cost thereof (including the cost of any renovation, improvement or replacement required thereby) shall be reimbursed by Tenant to Landlord within thirty (30) days of written demand therefor, as Additional Rent hereunder; provided, however, that if any such renovation, improvement or replacement (i) would be characterized as a capital expenditure under generally accepted accounting principles (sometimes referred to herein as "GAAP") and (ii) is not made necessary as a result of the specific use being made by Tenant of the Premises or the Common Areas (as distinguished from a renovation, improvement or replacement which would be required to be made by the owner of any Comparable Building irrespective of the use thereof by any particular occupant), then the cost of such renovation, improvement or replacement shall be amortized on a straight-line basis over the useful life of the item in question, as reasonably determined by Landlord acting in good faith and acting in a manner consistent with sound accounting principles, and Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Net Base Rent reserved hereunder) for the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof.

         3.05 QUIET ENJOYMENT. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants contained in this Lease, shall have quiet use, enjoyment and possession of the Premises during the Term.

         3.06 INSPECTION. Landlord or its authorized agents shall at any and all reasonable times, upon at least twenty-four (24) hours advance notice to Tenant (except in case of emergency), have the right to enter the Premises, the Building and/or the Land (including all Common Areas) to inspect the same, to make any necessary repairs thereto and perform any work therein that may be necessary by reason of Tenant's failure to make such repairs or perform any such work required of Tenant under this Lease, and/or to show the Premises to prospective purchasers, lenders or tenants (but as to prospective tenants, only during the last 12 months of the Term or any Renewal Term, as applicable). Nothing herein shall imply any duty upon the part of Landlord to do any such work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Premises required of Tenant or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable, diligent efforts not to disturb or otherwise interfere with Tenant's operations in the Premises in making such repairs or performing such work. Landlord agrees to indemnify Tenant and hold Tenant harmless from and against any loss, cost, claim or damage to the extent suffered or incurred as a result of Landlord's willful misconduct or gross negligence in the exercise of its rights hereunder.


                 ARTICLE 4.00 UTILITIES AND SERVICE INTERRUPTION

         4.01     UTILITIES.

                  (a) Commencing on the initial Commencement Date and continuing through the remainder of the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity (unless submetered for space occupied by Equifax), fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Building and/or the Land (including the Common Areas and other improvements thereon) and all other costs and expenses involved in the care, management and use thereof to the extent charged by the applicable utility companies. Landlord and Tenant shall cooperate in attempting to have all utility bills for the Building and/or the Land (unless submetered for space occupied by Equifax) sent directly to, and/or put in the name of, Tenant throughout the Term. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount so paid by Landlord shall be reimbursed by Tenant to Landlord within ten (10) days of written demand therefor (accompanied by reasonable evidence of such amount having been so paid), as Additional Rent hereunder.

                  (b) Except as otherwise set forth herein, any cessation of any utility or other service to the Building shall not render Landlord liable in any respect to Tenant, or Tenant's agents, licensees, invitees or other visitors to the Premises or the Building for damages to either person or property or for consequential damages of any nature, be construed as a constructive or actual eviction of Tenant, work an abatement of rent or relieve Tenant from fulfillment of any covenant in this Lease. If any essential Building service (which for this purpose shall include the providing of telephone, water, electricity, sewer, or HVAC to the Premises, as well as use of restrooms) is interrupted as a direct result of the acts or omissions of Landlord or any of its agents or employees such that all or a material portion of the Premises is unusable for a continuous period of five (5) consecutive business days and Tenant shall actually cease to use such portion for such period, then there shall be an abatement of Net Base Rent from and after the first day such essential Building service was interrupted until the date such essential Building service is restored. Any such abatement pursuant to this subsection shall be prorated based on the number of square feet in any portion of the Premises that are rendered unusable as a result of the interruption in such essential Building service.

                  (c) From and after the Commencement Date, Landlord shall be responsible for providing no services to the Premises whatsoever, except for the maintenance, repairs or replacements for which Landlord is specifically obligated pursuant to Article 5.00 hereof.

                  (d) Subject to Landlord's reasonable approval as to the location (which shall be the same location as Equifax' generators currently located in the Premises whenever reasonably possible), method of installation and method of screening, subject to limitations inherent in any floor weight capacities and/or the electrical capacity of the Premises or Building, and as long as the structural integrity of the Building is not affected thereby, from and after the Phase III Commencement Date Tenant shall be entitled to install emergency power systems (the "Generator"), at its sole cost and expense. Tenant shall install commercially reasonable sound insulation/attenuation materials as to the Generator (determined with reference to the multi-use and multi-tenant nature of the Building). Tenant shall obtain all necessary municipal, state, and federal permits and authorizations to install, maintain and operate the Generator and shall pay any charges levied by governmental agencies in connection therewith. The Generator shall be installed in such a manner so as to comply with all applicable environmental and other laws, ordinances, rules and regulations. At the expiration or earlier termination of the Term, Tenant may remove the Generator, provided in such event, Tenant shall restore the space occupied thereby to Landlord in substantially as good as condition as when received, reasonable wear and tear and damage by casualty and condemnation excepted. Tenant agrees to indemnify and hold Landlord harmless from and against any and all losses, liabilities, costs and damages suffered by Landlord on account of Tenant's installation, use and/or removal of the Generator, which indemnity shall survive the expiration or any earlier termination of this Lease.

         4.02     RESERVED.


                      ARTICLE 5.00 REPAIRS AND MAINTENANCE

         5.01 TENANT OBLIGATIONS. From and after the initial Commencement Date and throughout the Term, Tenant shall, at its own cost and expense, except as provided elsewhere in this Article 5.00, maintain the Premises, the Building (excluding the Equifax premises for so long as Equifax shall remain in possession thereof) and the Land (including all Common Areas located thereon) in good condition and repair, including but not limited to the electrical systems, heating, air conditioning and ventilation systems, sprinkler, fire protection, and plumbing systems and any and all other Building systems (but as to security access systems, only to the extent installed by Tenant), plate glass, windows and doors, and the landscaping and grounds surrounding the Building. During the Term, Tenant shall maintain in full force and effect a service contract for each of (i) the heating, ventilation and air conditioning systems serving the Building, (ii) the escalators and elevators within the Building, and (iii) the landscaping on the Land, in each case with an appropriately licensed, qualified and insured contractor reasonably acceptable to

Landlord. Tenant shall deliver to Landlord (i) a copy of said service contracts prior to the initial Commencement Date, and (ii) thereafter, as to each such contract, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract. Tenant's obligations to repair and maintain as required herein shall also include, without limitation, repair, maintenance and replacement of all plumbing and sewage facilities within and about the Premises (including, specifically, but without limitation, the portion of water and sewer lines between the boundaries of the Land and the Building), fixtures, interior walls, floors (including floor slabs), ceilings, windows (excluding caulking around windows existing as of the Effective Date, which shall be Landlord's responsibility, but including caulking around any new windows installed by Tenant), doors, painting , plate glass, skylights, all electrical facilities and equipment, electrical motors, and all other appliances and equipment of every kind and nature located in, upon or about the Premises, the Building and/or the Land, including, without limitation, exterior lighting and fencing, and any sidewalks, parking areas (including the Parking Deck), access ways (including, without limitation, curbs and striping) and any other Common Areas (and the improvements comprising the same). All glass, both interior and exterior, is at the sole risk of Tenant; and any broken glass shall be promptly replaced at Tenant's expense by glass of like kind, size and quality. Except to the extent the same is caused by the negligent action or inaction of Landlord, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Premises, or for any damage occasioned by water coming into the Premises or arising from the acts or neglects of occupants of adjacent property or the public. Landlord shall grant to Tenant, until the expiration or earlier termination of the Term, without recourse or warranty, a non-exclusive right during the Term to exercise Landlord's rights under any warranties obtained with respect to the heating, ventilation and air conditioning system, or any other portions of the Premises, the Building and the Common Areas required to be maintained or repaired by Tenant pursuant to this Lease. Notwithstanding anything in this Section 5.01 to the contrary, in the event Tenant is required pursuant to this Section 5.01, during the Term or any extension thereof, to make any necessary (as opposed to elective or optional) repair or replacement to any part of the Building, including the Building systems [but excluding the Premises and the Leasehold Improvements (as defined in subparagraph (a) of Exhibit B hereto) therein, the performance and cost of maintenance, repair and replacement of which shall at all times be the sole responsibility of Tenant], or the Common Areas and the cost of such repair or replacement would be characterized as a "capital expenditure" under generally accepted accounting principles, Tenant shall have the right to require that Landlord perform such repair or replacement, at Landlord's expense (subject to Tenant's reimbursement obligation below), provided that, (i) in the event such repair or replacement is structural in nature, the cost of such repair or replacement shall be borne solely by Landlord (provided, however, that notwithstanding whether such repair or replacement is structural in nature, if it is optional or elective and is made by or at the request of Tenant, any such optional or elective repair or replacement to be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, then the cost of such repair or replacement shall be borne by Tenant), and (ii) in the event such repair or replacement is non-structural in nature, the cost of such repair or replacement shall be amortized on a straight-line basis over the useful life of the item in question, as reasonably determined by Landlord acting in good faith and using sound accounting principles, and Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Net Base Rent reserved hereunder) for the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof. Upon request by Landlord, Tenant shall provide Landlord with a copy of its budget respecting Tenant's performance of its obligations herein. If after Tenant's initial buildout of all or any portion of the Premises Tenant is required to perform any maintenance on or make any necessary (as opposed to elective or optional) repair or replacement to any part of the Building, including the Building systems (but excluding the Premises and the Leasehold Improvements therein), or the Common Areas, and applicable laws or ordinances require the removal and disposal of asbestos-containing materials encountered by Tenant during the performance of such maintenance, repair or replacement (other than any such asbestos-containing materials located in the stairwells of the Building or in the Parking Deck), then Landlord shall and does hereby agree to reimburse Tenant for the reasonable, actual and additional cost, if any, of compliance with the requirements of such laws or ordinances to the extent pertaining to the removal and/or disposal of such asbestos-containing materials, but only to the extent the asbestos-containing materials in question are necessarily disturbed in connection with such maintenance, repair or replacement and, then, only to the extent such laws or ordinance require the removal and disposal thereof. Such reimbursement shall be made by Landlord within thirty (30) days of demand therefor by Tenant (accompanied by detailed invoices or other reasonable evidence of such additional cost having been necessarily incurred), and such amount to be reimbursed shall accrue interest at the Interest Rate from the date of demand until paid; provided, however, that Tenant shall provide Landlord with prior reasonable notice of Tenant's intention to attempt to comply with any such requirements where the anticipated cost of compliance with such requirements is in excess of $5,000 for any one such requirement, or in excess of $25,000.00 cumulatively through the Phase III Commencement Date, and shall provide Landlord with a reasonable opportunity to undertake such compliance, removal and/or disposal itself or otherwise to consult with Tenant or its contractors with respect to the method of such compliance, removal or disposal and/or any other curative or remedial actions to be taken with respect to the materials in question.

         5.02 LANDLORD OBLIGATIONS. In addition to the obligations of Landlord arising under Section 5.01 above, Landlord shall, at its own cost and expense, maintain in good condition and repair, and in a manner sufficient to maintain the same in their respective conditions existing as of the Effective Date (normal wear tear and casualty or condemnation excepted) and otherwise to maintain the water-tight integrity of the Building, the (i) the roof and the roof membrane (including the repair of any leaks therein), (ii) foundation (beneath the floor slab), and (iii) structural frame (including the re-pointing of any bricks and the repair of any damage to or deterioration of any other portions of the outer "skin" of the Building, but excluding any washing, painting or other routine maintenance thereof, any such painting to be performed by Tenant at its sole cost and expense, using current colors or such other colors as Landlord may reasonably approve in advance, as often as necessary in keeping with prudent, commercially reasonable building maintenance practices, and further excluding any component parts of the structural frame or such outer "skin" constructed or installed by Tenant pursuant to Exhibit B hereto) of the Building. Landlord's obligation shall exclude the cost of any maintenance, repair or replacement to the extent required because of the act, omission or negligence of Tenant, Tenant's employees, agents or any other party acting on behalf of Tenant, the cost of which shall be the responsibility of Tenant.

         5.03 STANDARD OF WORK. All maintenance, repairs or replacements made pursuant to this Article shall be performed in a good and workmanlike manner (and, with respect to Tenant's obligations above respecting the heating, ventilation and air conditioning system, in compliance with the provisions of the maintenance specifications set forth on Exhibit D hereto) by contractors or other repair personnel who are licensed and insured. All work to be performed and affecting the heating, ventilation, air conditioning system, the electrical system, any mechanical system, the plumbing system, the fire/life/safety system, or any other system of the Building shall be scheduled by Tenant so as to minimize interference with or disruption to any other tenant's use and occupancy of the Building. Tenant will operate and maintain the Building and the Common Areas in a commercially reasonable manner and in good, clean condition and state of repair (subject to Landlord's maintenance and repair obligations in Sections
5.01 and 5.02 hereof). In determining whether Tenant has complied with the terms of the preceding sentence, all aspects of similarity and dissimilarity between the Building and Comparable Buildings shall be taken into account. In the event that, during any period of the Term prior to the Phase III Commencement Date, Landlord disputes that Tenant is maintaining the Building or the Common Areas in the required manner, Landlord shall provide Tenant written notice stating, with reasonable specificity, those aspects of the operation and maintenance of the Building or the Common Areas which do not comply with the terms of this subsection 5.03. If Tenant fails to cure such deficiencies within a reasonable period of time, and in any event, within thirty (30) days after notice from Landlord (or such longer period as may be reasonably necessary to cure such deficiencies if such deficiencies are not reasonably susceptible of being cured within such thirty
(30) day period and Tenant commences its efforts to cure the same and thereafter diligently and in good faith pursues any of the same to completion), Landlord shall have the right, at its option, in addition to other rights and remedies hereunder, to operate and maintain the Building and the Common Areas in Tenant's place and stead, which right shall be exercised by written notice to Tenant (provided that, from and after the Phase III Commencement Date, Tenant shall have the right to resume such operations and maintenance, provided that no prior default in such operation or maintenance which remains uncured will be deemed to be waived by Landlord as a result of such resumption by Tenant). In the event that Landlord elects to operate and maintain the Building and the Common Areas as aforesaid, the cost and expense thereof shall be reimbursed by Tenant to Landlord within thirty (30) days of demand therefor (accompanied by reasonable evidence of such cost and expense having been incurred), as Additional Rent hereunder.

         5.04 CONDITION UPON SURRENDER. At the expiration or earlier termination of the Term, Tenant shall surrender the Premises, the Building and the Land (including the Common Areas, and all improvements, alterations and additions thereto, and keys therefor, to Landlord, clean and neat, and in the same condition as at the initial Commencement Date (or, with respect to the Leasehold Improvements within each Phase, in the same condition as at the Commencement Date for such Phase), ordinary wear and tear, failure by Landlord to repair or replace as required herein, casualty and condemnation only excepted.


             ARTICLE 6.00 CONSTRUCTION, ALTERATIONS AND IMPROVEMENTS

         6.01     TENANT ALTERATIONS.

                  (a) Following the initial buildout of any Phase of the Premises pursuant to the terms hereof, Tenant may make or allow to be made any non-Material Alterations in or to the applicable Phase of the Premises without first obtaining the written consent of Landlord (but with prior written notice thereof to Landlord accompanied by reasonably detailed plans and specifications therefor), except that Landlord's consent as provided herein below shall be required for any such non-Material Alterations the individual cost of which exceeds $250,000.00, or the aggregate cost of which exceeds $1,000,000.00 for any five (5) consecutive year period during the Term, as extended by any Renewal Term. As used herein, a "Material Alteration" is any alteration which affects the Building core or Common Areas, affects structural components or systems of the Building (other than the structural components of Tenant's data center) or which is visible from the exterior or exterior Common Areas of the Building. Tenant shall not perform any Material Alteration without the express written consent of Landlord. Landlord shall not unreasonably withhold, condition or delay its consent to any Material Alterations, except that Landlord may require that Landlord have the right to approve (such approval not to be unreasonably withheld) the contractors and the plans and specifications to be used by Tenant to make any Material Alterations (including structural alterations to the data center or alterations to the Building's systems). Tenant shall, at Landlord's option and request and at Tenant's sole cost and expense, remove any alterations for which Landlord's consent was not obtained (or was obtained but was conditioned upon removal when given) and/or restore the Premises to its condition prior to such alterations upon the termination or expiration of this Lease (provided that Tenant shall under no circumstances be required to remove any cabling associated with any such alterations). Any alterations or physical additions to the Premises made by Tenant and not required to be removed by Tenant pursuant to the immediately preceding sentence shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. This clause shall not apply to moveable equipment or furniture of Tenant, which may be removed by Tenant at the end of the Term provided that Tenant shall repair any damage resulting from such removal (but excepting any ordinary wear and tear or damage caused by fire or other casualty), all at Tenant's sole cost and expense, which obligations of Tenant shall expressly survive any expiration or earlier termination of this Lease. Tenant shall not do or permit to be done any act, which results in a lien being filed against the Premises or the Building. Tenant shall have no authority, express or implied, to create any lien, charge or encumbrance upon the interest of Landlord in the Premises or the Building. With respect to any alterations performed by Tenant pursuant hereto, whether or not requiring Landlord's prior consent, Landlord shall have no duty or obligation to make any replacement or repair to the extent relating thereto or required thereby, whether interior or exterior, structural or non-structural, ordinary or extraordinary or as required to comply with any law.

                  (b) Subject to compliance with all applicable laws, rules, regulations and insurance requirements, Tenant shall be entitled to (i) install timing devices in the Premises; (ii) use floor core for installation of conduit and cabling as long as the structural integrity of the Building is not affected; and (iii) install cable in the ceiling of the Premises.


                       ARTICLE 7.00 CASUALTY AND INSURANCE

         7.01 TENANT'S INSURANCE. Tenant covenants and agrees to provide at its expense on or before the initial Commencement Date (or the date of any earlier entry into Phase I by Tenant) and to keep in force during the Term:

         (i) COMMERCIAL GENERAL LIABILITY INSURANCE. A commercial general liability insurance policy or such successor comparable form of coverage (hereinafter referred to as a "Liability Policy") written on an "occurrence basis" including, without limitation, contractual liability coverage, property damage liability, and personal injury liability coverage, protecting Landlord, its managing agent, the holders of any deeds to secure debt, Equifax (all of whom shall be additional insureds thereunder) and Tenant against liabilities generally covered in a commercial general liability policy, occasioned on or about the Premises, the Building and/or the Land (including the Common Areas and any other improvements located thereon or any appurtenances thereto), but excluding the Equifax premises, and with a limit of not less than $1,000,000.00 combined single limit per occurrence and a $2,000,000.00 annual aggregate limit, and with a cross liability clause and a severability of interest clause to cover Tenant's indemnities set forth herein, with a commercially reasonable deductible not to exceed $50,000.00. Tenant shall also maintain an "umbrella" policy insuring the risks insured under the Commercial General Liability policy up to Twenty Million Dollars ($20,000,000.00) for each policy year.

          (ii) PROPERTY INSURANCE. An "All Risk" Property policy (or its equivalent) insuring the full replacement cost of improvements (including the Leasehold Improvements) installed in the Building by or on behalf of Tenant and all of the furniture, trade fixtures and other personal property of Tenant located in the Premises against loss or damage by fire, theft and such other risks or hazards.

         (iii) WORKERS COMPENSATION INSURANCE. Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of Georgia.

         (iv) EMPLOYERS LIABILITY INSURANCE. Employer's liability insurance in an amount not less than $500,000.00.

         (v) BUILDER'S RISK INSURANCE. In the event Tenant performs any repairs or alterations on the Premises (and in connection with the performance of the initial buildout of any Phase of the Premises), Tenant will during the period of construction carry and maintain Builder's Risk Insurance on an "All Risk" basis on a compacted value (non-reporting) form for full replacement value covering all materials and equipment in or about the Premises, with a commercially reasonable deductible, and will cause it contractor performing any such construction to carry liability and other customary insurance reasonably required by Landlord.

Such policies shall be written by insurance companies licensed to do business in the State of Georgia (and having a rating of not less than "A-," and financial size of not less than Class XI, in the then most current available "Best's Insurance Reports") and shall be in such limits and with such maximum deductibles as Landlord may reasonably require. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration date of any such policy, Tenant agrees to deliver to Landlord a certificate evidencing such insurance coverage. All policies shall provide that the interest of Landlord, it managing agent, any holders of any deeds to secure debt and Equifax shall not be invalidated because of any breach or violation of any warranties, representations, declarations or conditions contained in the policies.

         7.02 LANDLORD'S INSURANCE. Landlord covenants and agrees to provide and to keep in force during the Term (i) a commercial general liability insurance policy or successor comparable form of coverage written on an occurrence basis and with limits equal to those customarily carried by landlords of the Comparable Buildings; and (ii) an "All Risk" property policy insuring the Building and all fixtures, systems and equipment therein (other than the Leasehold Improvements and Tenant's other improvements, furniture, trade fixtures and equipment required to be insured by Tenant as set forth above) and the Common Areas outside of the Building against loss or damage by fire, theft and such other risks or hazards, in an amount not less than 100% of the replacement cost thereof, and with a commercially reasonable deductible reasonably satisfactory to Tenant. Tenant shall reimburse Landlord, within thirty (30) days of demand from Landlord, for Tenant's pro-rata share (which, from and after the Phase III Commencement Date, shall be 100%) of the actual cost to Landlord of the insurance required to be carried by Landlord hereby (less any contribution toward such cost received by Landlord from Equifax or any other tenant of the Building other than Tenant).

         Each party may, at any time, but not more than one (1) time in any twelve (12) month period, require a review of the insurance coverage and limits of liability set forth in this Article 7.00 to determine whether the coverage and the limits are reasonable and adequate in the then existing circumstances. The review shall be undertaken on a date and at a time set forth in a party's notice requesting a review (such date not to be less than ten (10) days from the date of such notice) and shall be conducted at the Premises. If the parties are, after a review, unable to agree on either the coverage or the limits, then the parties shall arbitrate the issue through the American Arbitration Association, or its then successor. In rendering the decision the arbitrators shall consider the requirements of this Article 7.00, the cost of the insurance to be obtained, inflation, changes in condition, and the insurance then being carried by or on Comparable Buildings.

         7.03     FIRE AND CASUALTY DAMAGE.

                  (a) TERMINATION RIGHTS. If the Building (exclusive of the Leasehold Improvements) or any portion thereof is damaged or destroyed by any casualty to the extent that the Premises are rendered wholly untenantable and in Landlord's reasonable judgment repair of such damage or destruction would not be economically feasible or such damage or destruction cannot be repaired within eighteen (18) months after the date of such damage or destruction (as evidenced by certificates or reports from an independent, third party engineer, architect or other appropriate expert engaged by Landlord, which evidence shall include the good faith estimate of such third party expert as to the reasonable time to complete such repair), then either Landlord or Tenant (subject to the last sentence of subsection 7.03(b) below, and provided Landlord shall have no such right to terminate if such damage or destruction is the result of the gross negligence or willful misconduct of Landlord or its agents, employees, representatives or contractors) shall have the right to terminate this Lease by giving written notice to the other party within sixty (60) days after such damage or destruction.

                  (b) PARTIAL DESTRUCTION. In the event of partial destruction or damage to the Building or the Premises which does not result in termination but which renders the Premises partially but not wholly untenantable, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which, in the reasonable opinion of Landlord and Tenant, cooperating together in good faith, cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure or to any delay caused by Tenant, and to the extent and availability of insurance proceeds, which proceeds shall be applied by Landlord toward the cost of such restoration (Tenant hereby agreeing to pay or reimburse to Landlord, or to pay directly to any contractors performing such restoration, as Landlord may direct, the amount of any deductible under the applicable insurance policy to the extent permitted by Section 7.02 above), restore the Premises (excluding the Leasehold Improvements) to as near the same condition as existed prior to such partial damage or destruction (and Tenant shall promptly thereafter restore the Leasehold Improvements therein); provided that, in the event such casualty renders more than 25% of the Premises untenantable and restoration of such portion (exclusive of the Leasehold Improvements) is not completed to the extent required herein within eighteen (18) months from the date of casualty, as extended by force majeure and delays caused by Tenant, then Tenant shall have the right by written notice to Landlord given after such eighteen (18) month period (but prior to completion of such restoration by Landlord) either to terminate this Lease or to complete such restoration and to seek reimbursement from Landlord for the reasonable and actual cost to Tenant thereof (which reimbursement obligation shall not exceed any unused portion of any insurance proceeds originally made available to Landlord for such restoration). In no event shall Rent abate nor shall Tenant be entitled to terminate this Lease if damage to or destruction of the Premises or any other portion of the Building is the result of the gross negligence or willful act of Tenant or any of its agents, employees, representatives, contractors, successors or assigns, licensees or invitees.

                  (c) UNINSURED CASUALTY. In the event of damage or destruction to the Building or Premises which is not covered by insurance of the type and amounts required to be carried by Landlord hereunder, and the cost to repair such damage or destruction exceeds $100,000, Landlord may elect to terminate this Lease upon notice to Tenant within sixty (60) days after the date of such damage or destruction (provided such damage or destruction is not the result of the gross negligence or willful misconduct of Landlord or its agents, employees, representatives or contractors). Within thirty (30) days of receipt of Landlord's notice, Tenant may nullify Landlord's termination of this Lease by providing Landlord with written notice of its election to pay for that portion of the cost of such repairs or restoration that is in excess of $100,000 at its own cost and expense.

                  (d) LAST YEAR OF TERM. If the Building or the Premises or any material portion thereof is destroyed or materially damaged by fire or other casualty at any time during the last twelve (12) months of the Term (unless renewed), then either Landlord or Tenant shall have the right, at its option, to terminate this Lease by giving written notice to the other party within sixty
(60) days after the date of such destruction; provided, however, that (i) in no event shall Tenant have the right to terminate this Lease if damage to or destruction of the Building or the Premises is the result of the negligence or willful act of Tenant, or Tenant's agents, employees, representatives, contractors, successors or assigns, licensees or invitees, and (ii) in no event shall Landlord have the right to terminate this Lease if damage to or destruction of the Building or Premises is the result of the negligence or willful act of Landlord, or Landlord's agents, employees, representatives or contractors.

                  (e) RESTORATION BY LANDLORD. Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any loss by fire or other casualty or by any repair of any portion of the Premises or the Building, provided Landlord diligently prosecutes completion of restoration if restoration is required hereunder. Landlord's obligation to restore shall be limited to the condition the Building (excluding the Leasehold Improvements) and the Common Areas were in as of the initial Commencement Date.

                  (f) APPORTIONMENT OF RENT. In the event of termination of this Lease pursuant to this Section 7.03, then all Rent shall be apportioned and paid (unless abated) to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination.

         7.04 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their members, partners, agents, officers and employees, for any loss or damage that may occur to the Premises, Building or Land, or personal property within the Building, which is covered by valid and collectible insurance in effect at the time of such loss or damage regardless of cause or origin, including negligence of Landlord or Tenant and their members, partners, agents, officers and employees, but only to the extent of any recovery made (or which would have been made) by the parties hereto for such loss or damage under any insurance policy now or hereafter issued or required to be carried pursuant to this Lease covering the Premises or the Building. Landlord and Tenant agree to give immediately to their respective insurance companies, which have issued policies of insurance covering any risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section 7.04, and to have the insurance policies properly endorsed, if necessary. Landlord and Tenant acknowledge that the waivers and releases set forth in this section are intended to result in any loss or damage which is covered by insurance being borne by the insurance carrier of Landlord or Tenant, as the case may be, or by the party having the insurable interest if such loss is not covered by insurance and this Lease required such party to maintain insurance to cover such loss. Landlord and Tenant agree that such waivers and releases were freely bargained for and willingly and voluntarily agreed to by Landlord and Tenant and do not constitute a violation of public policy.

         7.05 INDEMNIFICATION BY TENANT. Tenant covenants and agrees to pay, indemnify, defend, and save harmless Landlord from and against any and all liability, loss, damage, causes of action, suits, claims, demands or judgments of any nature whatsoever arising from (a) any injury to or the death of any person or damage to any property occurring on the Premises at any time during the Term, or on the Common Areas at any time during the Term from and after the Phase III Commencement Date (except for those matters covered pursuant to Section 7.06(a) below), or (b) in any manner arising out of or connected with the use, non-use, condition, possession, operation, maintenance, management or occupation of the Building (excluding the premises leased to Equifax from time to time throughout the Term) or the Common Areas or any part thereof, and/or any construction performed by Tenant or its agents, employees or contractors therein or thereon, during the Term of this Lease or any extensions thereof, (c) any negligence or willful misconduct on the part of the Tenant or its agents, contractors, servants, employees, licensees or invitees, (d) the violation by Tenant of any term, condition or covenant of this Lease or of any contract, agreement or restriction created by, through or under Tenant which affects the Building (including the Premises) or the Common Areas, or any regulation affecting the Building (including the Premises) or the Common Areas or any part thereof applicable to Tenant during the Term of this Lease or the occupancy or use thereof by Tenant during the Term of this Lease, or (e) any use by Tenant or its agents, contractors, servants, employees, licensees or invitees of the

Parking Deck and/or any other portion of the Common Areas and/or any cafeteria in the Building (including liability resulting from the consumption of defective food and/or beverages dispensed in the cafeteria); provided, however, that the indemnification provided hereunder shall not apply to any liability, loss, damage or expense to the extent resulting from the negligence or willful misconduct of Landlord, or its employees, agents or contractors, or to the extent resulting from Landlord's failure to maintain or repair as and to the extent required herein. Tenant, at its sole cost and expense, shall defend Landlord against such causes of action, suits, claims, and demands and be responsible for such judgments as to which Landlord is indemnified. Should Landlord elect to participate in any defense it may do so only at Landlord's sole cost and expense. Promptly upon receipt by Landlord of any summons, complaints, lawsuit, charge or process in which there shall be asserted any causes of action, suits, claims or demands against which Landlord is indemnified in this Section 7.05, Landlord shall promptly cause the same to be transmitted and delivered to Tenant. Landlord shall cooperate with Tenant in the defense of any such cause of action, suit, claim or demand, at no cost or expense to Landlord. Written notice of the assertion against Landlord of any such cause of action, suit, claim or demand shall be delivered by Landlord to Tenant promptly after Landlord receives knowledge thereof. The provisions of this Section 7.05 shall survive the expiration or earlier termination of this Lease.

         SECTION 7.06 INDEMNIFICATION BY LANDLORD. Landlord covenants and agrees to pay, indemnify, defend and save harmless Tenant from and against any and all liability, loss, damage, cost, expense (including all attorneys' fees and expenses of Tenant reasonably and actually incurred), causes of action, suits, claims, demands or judgments of any nature whatsoever (a) arising from any injury to or the death of any person or damage to any property occurring on the Premises, the Building or the Land (including the Common Areas) caused by Landlord or its employees, agents or contractors, (b) any negligence or willful misconduct on the part of the Landlord or its agents, contractors or employees, or resulting from the violation by Landlord of any term, condition or covenant of this Lease or of any contract, agreement, restriction, or regulation affecting the Land or the Premises or any part thereof or the ownership, occupancy or use thereof. Promptly upon receipt by Tenant of any summons, complaints, lawsuit, charge or process in which there shall be asserted any causes of action, suits, claims or demands against which Tenant is indemnified in this Section 7.06, Tenant shall promptly cause the same to be transmitted and delivered to Landlord. Tenant shall cooperate with Landlord in the defense of any such cause of action, suit, claim or demand, at no cost or expense to Tenant. Written notice of the assertion against Tenant of any such cause of action, suit, claim or demand shall be delivered by Tenant to Landlord promptly after Tenant receives knowledge thereof. The indemnities contained herein and in
Section 7.05 above shall not override the waivers contained in Section 7.04 above. The provisions of this Section 7.06 shall survive the expiration or earlier termination of this Lease.

         SECTION 7.07 TENANT'S PERSONAL PROPERTY; INDEMNITY. All of Tenant's personal property in the Premises or otherwise at or in the Building or Land (including the Common Areas) shall be and remain at Tenant's sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons. Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Premises, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except to the extent caused by the negligence of Landlord, its agents, employees and contractors. Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, attorneys' fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose from the negligence of Landlord, its agents, employees or contractors. The provisions of this Section 7.07 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

                            ARTICLE 8.00 CONDEMNATION

         8.01 SUBSTANTIAL TAKING If all or a substantial part of the Premises or such portion of the Common Areas are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises, then either party may terminate this Lease upon notice to the other within ninety (90) days of the taking, and the Rent shall be abated during the unexpired portion of the Term effective on the date physical possession is taken by the condemning authority.

         8.02 PARTIAL TAKING. In the event a portion of the Premises or Building shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in
Section 8.01 above, to the extent sufficient condemnation awards or sale proceeds in lieu thereof to enable Landlord to restore and reconstruct the Premises (including the Leasehold Improvements to the extent Landlord received proceeds allocable thereto) are made available to Landlord by the applicable condemning authority (which proceeds Landlord shall cause to be applied toward such restoration), Landlord shall, at Landlord's sole cost and expense, restore and reconstruct the Building and other improvements on the Premises (including the Leasehold Improvements to the extent Landlord receives proceeds allocable thereto) to the extent necessary to make same reasonably tenantable. The rent payable under this Lease during the unexpired portion of the Term shall be adjusted to such an extent as may be fair and reasonable under the circumstances.

         8.03 TENANT'S CLAIM. In the event of any total, substantial or partial takings described in Sections 8.01 and 8.02, Landlord shall be entitled to receive the entire condemnation award without deduction therefrom for any interest of Tenant in the Premises, but Tenant shall have the right to make a separate claim with the condemning authority for, and to receive therefor, (i) any moving expenses incurred by Tenant as a result of such condemnation; (ii) any costs incurred or paid by Tenant in connection with any alteration or improvement made by Tenant to the Premises (excluding the unamortized cost of any improvements paid for by or with the Base Allowance), (iii) the value of any of Tenant's personal property taken; (iv) Tenant's loss of business income; and
(v) any other separate claim which Tenant may hereafter be permitted to make under applicable law; provided, however, that such other separate claims shall not reduce or adversely affect the amount of Landlord's award. If no such separate claim is available under applicable law, then Tenant shall be entitled to receive from Landlord, as its sole and exclusive right, claim or entitlement with respect to the award in connection with such taking, that percentage of the award received by Landlord (net of any legal or other professional fees and expenses incurred by Landlord in connection with the condemnation and any appeal thereof) calculated as follows: (i) the cost of any affected Leasehold Improvements (exclusive of any moveable furniture, trade fixtures and equipment), as depreciated through the date of taking using sound accounting principles, and less the reasonably estimated residual value of such affected Leasehold Improvements to inure to Landlord's benefit at the end of the then current Term; minus (ii) the unamortized portion of Total Allowance allocable to the affected Leasehold Improvements as of the date of taking (exclusive of any moveable furniture, trade fixtures and equipment); divided by (iii) the fair market value at time of taking of all Land, Buildings, Common Areas, Leasehold Improvements and all other improvements taken, and of Landlord's fee interest therein; and, so as to express the result of the foregoing as a percentage, multiplied by (iv) 100.

           ARTICLE 9.00 ASSIGNMENT AND SUBLEASE; RIGHTS OF MORTGAGEES

         9.01 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations in this Lease and in the Building and Land. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, transfer or assignment provided the purchaser, transferee or assignee assumes, in writing, all of Landlord's obligations under this Lease arising after the date of such sale, transfer or assignment.

         9.02     TENANT ASSIGNMENT OR SUBLEASE.

                  (a) At any time after initial occupancy of the entire Premises by Tenant, and provided that no Event of Default has occurred and is then continuing, Tenant shall have the right, without the prior written consent of Landlord (but with prior written notice to Landlord), (i) to sublet all or any portion of the Premises to any parent, subsidiary or affiliate entity of Tenant (each an "iXL Affiliate"), or to sublet no more than 40% of the Premises to WebMD, Inc., a Georgia corporation, or its successors and assigns, and/or to sublet no more than 10% of the Premises to NeoCarta Ventures, L.P., a Delaware limited partnership, or its successors and assigns, and/or to sublet space in the Premises to third parties (each an "Incubator Subtenant") whose general operation is under the supervision and control of Tenant (provided the aggregate space rented to such Incubator Subtenants does not at any time during the Term comprise more than 10% of the Premises), or (ii) to assign this Lease (x) to an iXL Affiliate or to (y) a successor corporation into which or with which Tenant is merged or consolidated or which acquired the majority of Tenant's stock or substantially all of Tenant's assets and property, provided that, with respect to an assignment pursuant to (ii)(y), such successor corporation assumes substantially all of the obligations and liabilities of Tenant (including all of Tenant's obligations under this Lease) and, after such transaction, shall have a "tangible net worth" (as hereinafter defined) at least equal to the tangible net worth of Tenant immediately prior to the merger or acquisition. For purposes hereof, "tangible net worth" is defined as the excess of the value of tangible assets (i.e., assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such assignment shall not become valid until Tenant provides to Landlord a written assignment in form reasonably acceptable to Landlord. Any sublease or assignment pursuant to and in compliance with this subsection (a) shall be referred to herein as a "Related Assignment". With respect to any Related Assignment, Tenant shall provide in its notice to Landlord such information as may be reasonably required by Landlord to determine that the requirements of this subsection (a) have been satisfied, and shall provide a draft copy of the proposed assignment or sublease document, as applicable (with a copy of the final assignment or sublease document to be delivered to Landlord following the full and final execution thereof). Notwithstanding anything contained herein, Tenant shall in no event have the right during the period commencing with the Effective Date and ending on the fifth (5th) anniversary of the Phase III Commencement Date to sublet any portion of the Premises, or to assign its interest in this Lease, to any of the entities listed on Exhibit H hereto.

                  (b)      RESERVED

                  (c) Except as permitted in subsection (a) above, Tenant shall not assign, mortgage, pledge, encumber or otherwise transfer this Lease or any portion thereof, or the interest of Tenant under this Lease, or any portion thereof, or sublet any portion of the Premises, by operation of law or otherwise, or permit any person or entity other than Tenant to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer which requires Landlord's prior written consent, subject, however, to subsection (a) above. No acceptance by Landlord of any Rent or any other sum of money from any assignee or other transferee shall be deemed to constitute Landlord's consent to any assignment, mortgage, pledge, encumbrance or other transfer. Tenant acknowledges and agrees that any consent by Landlord pursuant to this subsection (c) shall not be deemed to be a consent to any subsequent assignment, mortgage, pledge, encumbrance or any other agreement or other action to which Landlord's consent is required, whether or not such consent by Landlord shall expressly limit the application thereof to the consent then being given. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. Any attempted assignment by Tenant in violation of the terms and provisions of this subsection (c) shall be void and shall constitute a material breach of this Lease.

                  (d) Notwithstanding the foregoing, in the event Landlord's consent is required, Landlord will not unreasonably withhold, condition or delay its consent to a proposed assignment. In determining the reasonableness of Landlord's decision to withhold or grant its consent to any proposed assignment, Landlord may take into consideration all relevant factors surrounding the proposed assignment, including, without limitation, the following: (i) the financial condition of the proposed assignee; and (ii) the proposed assignee shall not be a party who would or whose use would detract from the first-class character of the Building, such as, without limitation, a school or vocational office or a governmental office. In the event the Lease is so assigned, Landlord may, at its option, collect directly from the assignee, without relieving Tenant of any liability hereunder.

                  (e) If Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. Subject to the reasonableness standard set forth in subsection (d) above, Landlord shall have a period of ten (10) business days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed assignee or subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then fifty percent (50%) of such excess rent and other consideration, for any periods of such sublease or assignment coinciding with the initial Term of this Lease, and one hundred percent (100%) of such excess rent and other consideration, for any periods of such sublease or assignment coinciding with any Renewal Term of this Lease (in either event, after payment of brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Net Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (ii) to refuse, in Landlord's reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in subsection (d) above), to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid ten (10) business day period, Landlord shall be deemed to have elected option (i) above. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed. This subsection (e) shall not apply to any related assignment; provided, however, that (1) any excess rent and other consideration from an Incubator Subtenant's sublease shall be subject to the provisions of option (i) above, and (2) for any periods of any other Related Assignment coinciding with any Renewal Term of this Lease, Landlord shall be entitled to one hundred percent (100%) of any excess rent and other consideration (after payment of attorneys' fees and other disbursements reasonably incurred by Tenant for such Related Assignment provided acceptable evidence of such disbursements is delivered to Landlord) promised to or received by Tenant with respect to such periods, as Additional Rent hereunder payable in the same manner as set forth hereinabove with respect to any excess relating to a non-Related Assignment.

         9.03     RESERVED.

         9.04 RIGHTS OF MORTGAGEE AND OTHERS. Tenant accepts this Lease subordinate to the lien or security title of any mortgage or deed to secure debt presently existing or hereafter created upon the Building or Land and to all existing restrictions, covenants, easements and agreements with respect to the Land or any part thereof, and all amendments, modifications and restatements thereof (including, without limitation, the Permitted Encumbrances) and all replacements and substitutions therefor, but only if Landlord provides Tenant a non-disturbance agreement as to any such mortgage or deed to secure debt in a commercially reasonable form typically utilized in transactions comparable to this and which, in any event, does not serve to increase the rent, modify the term and modify any other material term of this Lease. Tenant, agrees upon request to execute additional instruments subordinating this Lease as Landlord may require (including, without limitation, subordination, non-disturbance and attornment agreements) provided such instrument does not serve to increase the rent, modify the term and modify any other material term of this Lease. If the interests of Landlord under this Lease shall be transferred by reason of exercise of a power of sale, foreclosure or other proceedings for enforcement of any mortgage or deed to secure debt on the Building, Tenant shall be bound to the transferee, at the option of the transferee under the terms, covenants and conditions of this Lease for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the transferee was Landlord hereunder, and, if requested by the transferee, Tenant agrees to be bound and obligated hereunder to the transferee (including the mortgagee or grantee under any such mortgage or deed to secure debt) as its landlord. Within thirty (30) days of the date of this Lease, Landlord shall provide Tenant with a non-disturbance agreement from the holder of the deed to secure debt currently upon the Land and Building, substantially in the form attached hereto as Exhibit E, and if Landlord fails to obtain such agreement within ninety (90) days after written notice from Tenant, Tenant may, as its sole and exclusive remedy, terminate this Lease upon written notice to Landlord prior to Landlord's having obtained such a non-disturbance agreement. If Tenant shall have not provided Landlord written notice of termination within one hundred twenty (120) days of the date of this Lease, Tenant shall be deemed conclusively to have waived such right of termination. Likewise, Landlord shall provide Tenant such a non-disturbance agreement as to any future deed to secure debt.

         9.05 ESTOPPEL CERTIFICATES. Tenant agrees to furnish, from time to time, within fifteen (15) business days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following: that Tenant is in possession of the Premises (or such Phases thereof as may then be applicable); the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not (other than as may be required by the express terms of this Lease) prepaid for more than one month and will not (other than as may be required by the express terms of this Lease) be prepaid for more than one month in advance; there is, to Tenant's actual knowledge, no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Landlord agrees to furnish, from time to time, within fifteen (15) business days after receipt of a request from Tenant, a statement certifying, if applicable, the following: that Tenant is in possession of the Premises; the Lease is in full force and effect; the Lease is unmodified; the rent is paid for the current month, but is not prepaid for more than one month (other than as may be required by the express terms of this Lease); there is, to Landlord's actual knowledge, no existing default by reason of some act or omission by Tenant; and such other matters as may be reasonably required by Tenant.


                       ARTICLE 10.00 DEFAULT AND REMEDIES

         10.01 DEFAULT BY TENANT. The following shall be deemed to be Events of Default by Tenant under this Lease: (1) Tenant shall fail to cure any default in the payment of any installment of Rent or any other payment required pursuant to this Lease within ten (10) days of notice thereof from Landlord; (2) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of Rent, and the failure is not cured within thirty (30) days after written notice to Tenant (or such longer period, not to exceed ninety (90) days, as may be reasonably necessary to cure such default if such default is not reasonably susceptible of being cured within such thirty (30) days period and Tenant commences its efforts promptly to cure the same and thereafter diligently, continuously and in good faith pursues the curing of the same to completion); (3) Tenant or any guarantor of Tenant's obligations shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations; or Tenant shall make a transfer to defraud creditors or shall make an assignment for the benefit of creditors; (4) Tenant shall do or permit to be done any act which results in a lien (except a judgment lien in connection with a lawsuit against Landlord) being filed against the Premises, Building or Land, which lien is not removed or bonded over in accordance with Georgia law within thirty (30) business days after written notice thereof by Landlord to Tenant,
(5) Tenant shall fail to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure; and (6) Tenant makes any assignment or sublease in violation of Section 9.02 hereof.

         10.02 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of any Event of Default, Landlord may at its option pursue any one or more of the following remedies, and any and all other rights or remedies accruing to Landlord by law or otherwise, without any notice or demand to the extent permitted by applicable law:

                  (a) Commence dispossessory proceedings with or without the termination of this Lease. Subject to subparagraph (d) of this Section 10.02 below, Tenant shall remain liable for the payment of all Rents accruing after any writ of possession as to the Premises is issued to Landlord.

                  (b) Commence proceedings against Tenant for all amounts then owed by Tenant to Landlord, whether as Net Base Rent, Additional Rent, damages or otherwise.

                  (c) Terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of (A) the Net Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the "Remaining Term"), over (B) the aggregate reasonable rental value of the Premises for the Remaining Term (which excess, if any shall be discounted to present value at the

"Treasury Yield" as defined below for the Remaining Term); plus (2) the costs of recovering possession of the Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees; plus (3) the unpaid Net Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (c)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (c)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Premises for a period of time equal to the remainder of the Term,
(d) the net effective rental rates then being obtained by landlords for similar type space of similar size in Comparable Buildings, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation.

                  (d) Upon any termination of Tenant's right to possession only, without termination of the Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided below, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay Rent, including any amounts treated as Additional Rent, hereunder for the full Term. In any such case, Landlord may relet the Premises on behalf of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms and conditions (which may include concessions of free rent and alteration, repair and improvement of the Premises) as Landlord may reasonably determine and receive directly, and apply as a credit against amounts otherwise payable by Tenant hereunder, the rent received by Landlord by reason of the reletting.

                  (e) Enter upon and take possession of the Premises in accordance with applicable law.

                  (f) Do or cause to be done whatever Tenant is obligated to do under the terms of this Lease (and enter the Premises as necessary to do so without such entry and possession terminating the

Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay Rent, including any amounts treated as Additional Rent, hereunder for the full Term), in which case Tenant agrees to reimburse Landlord on demand for any and all costs or expenses which Landlord may thereby incur.

                  (g) To the extent available at law or in equity, enforce the performance of Tenant's obligations hereunder by injunction or other equitable relief (which remedy may be exercised upon any breach or default or any threatened breach or default of Tenant's obligations hereunder).

                  (h) With or without terminating this Lease, allow the Premises to remain unoccupied and collect rent from Tenant as it comes due.

                  (i) Pursue such other remedies as are available at law or equity.

                  (j) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

         10.03    DEFAULT BY LANDLORD; TENANT'S REMEDIES.

                  (a) In the event Landlord shall default in the payment, when due, of any monetary obligations to be paid by Landlord hereunder (including any interest due hereunder) and fails to cure said default within ten
(10) days after written notice thereof from Tenant; or if Landlord shall default in performing any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Landlord's monetary obligations hereunder), and Tenant's use or occupancy of the Premises is materially, adversely affected thereby, and (x) provided no essential Building services (as defined in subsection 4.01(b) hereof) are interrupted as a direct result thereof, Landlord fails to cure such default within thirty (30) days after written notice thereof from Tenant (or such longer period as may be reasonably necessary to cure such default if such default is not reasonably susceptible of being cured within such thirty (30) day period and Landlord commences its efforts promptly to cure the same and thereafter diligently, continuously and in good faith pursues the curing of the same to completion), or (y) if any essential Building services are interrupted as a direct result thereof (and Tenant shall have indicated as such with specificity in its notice to Landlord), Landlord fails to commence such cure within three (3) business days after written notice thereof from Tenant or thereafter fails to diligently, continuously and in good faith pursue the curing of the same to completion; then, and in any of said events, Tenant, at its option may pursue any one or more of the following remedies without further notice of demand whatsoever, which remedies shall be exclusive of any other remedies which may otherwise be available to Tenant in connection therewith:

                           (i)      In the event such default arises because of
the failure by Landlord to pay to Tenant any allowance provided to Tenant pursuant to Exhibit B in accordance with and subject to the terms and conditions of said Exhibit B, any such unpaid allowance to accrue interest at the Interest Rate until paid, beginning on the thirty-first (31st) day following the date on which all of the conditions for payment thereof under paragraph (e) of Exhibit B hereto have been satisfied in full, Tenant shall be entitled to offset the amount owed by Landlord (including any interest due hereunder) against Net Base next accruing hereunder.

                           (ii)     In the event such default relates to the
failure to perform any maintenance, repair or replacement required of Landlord under the Lease, then Tenant shall have the right, but not the obligation, to remedy Landlord's failure and charge Landlord for the reasonable cost of such remedy, which charges shall be payable by Landlord within thirty (30) days of Tenant's demand therefor, and shall accrue interest at the Interest Rate from the date of demand until paid. If Landlord shall fail to pay same, Tenant shall have the right to deduct such costs (including any interest due hereunder) from Net Base Rent next accruing hereunder (such offset in any given month not to exceed 50% of the Net Base Rent due for such month). Notwithstanding the foregoing provisions, no work by Tenant shall materially interfere with the use or enjoyment of the Building by any other tenant or occupant or user of the Building.

                  The remedies set forth above are in addition and cumulative with the Tenant's rental abatement rights set forth elsewhere in the Lease, if any. Such rental abatement rights may be exercised independently of any rights or remedies set forth above. In no event shall the cure periods set forth above extend the time periods elsewhere set forth in the Lease with respect to Tenant's rental abatement rights. Whenever this Lease makes reference to Landlord's paying interest to Tenant, such interest shall accrue at the rate set forth in Section 2.04 of this Lease.

                  (b) If Landlord should dispute, in good faith, any claim by Tenant under subsection (a)(ii) above that Landlord has failed to perform an obligation under this Lease and if Landlord shall give Tenant written notice specifying in reasonable detail the basis for its dispute within five (5) days after receipt of Tenant's notice of Landlord's failure, then Tenant shall deposit the disputed amounts Tenant from time to time deducts pursuant to subsection 10.03 (a)(ii) above in an escrow or trust account solely for such purpose with a national bank having offices in Atlanta, Georgia, and Tenant and Landlord shall proceed diligently to resolve any such dispute by litigation or in such other manner as may be acceptable to the parties. Landlord shall not be deemed to be in default as to such disputed items unless such dispute is determined adversely to Landlord. Similarly, Tenant shall not be deemed to be in default by reason of it exercising its rights under subsection 10.03(a)(ii) above with respect to the disputed amounts unless and until Tenant fails to make such payment into escrow or the trust account or such dispute is determined adversely to Tenant and Tenant shall fail to direct the escrow agent or trustee to pay to Landlord the amounts placed in escrow or trust, or so much thereof as shall be determined to be payable to Landlord, within ten (10) days of the resolution of such dispute.

                  (c) In addition to and not in lieu of any cure rights given to Landlord herein, in the event that Landlord defaults under this Lease, each and every mortgagee and ground lessor having an interest in the Building shall have the right (but not the obligation) to cure any such defaults on the part of Landlord hereunder in accordance with and subject to the following terms and conditions:

                           (i)      The rights granted hereunder to a mortgagee
or a ground lessor shall be given to any mortgagee or ground lessor of which Tenant has written notice prior to the occurrence of such default. Such notice shall be given to Tenant by virtue of (A) any subordination, non-disturbance and attornment agreement to which Tenant is a party, or (B) any other written notice of such mortgagee or ground lessor given by Landlord to Tenant in accordance with the notice provisions specified herein. Such notice by Landlord shall specify the name and address for such notice purposes of the mortgagee or ground lessor in question, and the instrument or document from which the interest of the mortgagee or ground lessor derives;

                           (ii)     Tenant shall deliver to all such mortgagees
or ground lessors a copy of any notice of default or demand to perform on the part of Landlord hereunder at the time such notice or demand is delivered to Landlord, and no such notice shall be effective as to the mortgagee or ground lessor unless and until it has been so delivered to such mortgagee or ground lessor;

                           (iii)    The mortgagee or ground lessor in question
shall have the same amount of time from the date of default that Landlord has, plus an additional thirty (30) days, to cure any default on the part of Landlord under this Lease; and

                           (iv)     Tenant shall accept a cure of the mortgagee
or the ground lessee in question without any applicable cure period as if such cure were the cure of Landlord.


                        ARTICLE 11.00 HAZARDOUS MATERIALS

         11.01 TENANT'S COVENANTS AS TO HAZARDOUS MATERIALS. Except for office supplies and materials used in Tenant's routine business operations and in compliance with all applicable laws, and subject to Landlord's rights and obligations under Section 3.01 hereof as to asbestos-containing materials, Tenant covenants and agrees not to suffer, permit, introduce or maintain in, on or about any portion of the Premises, Building or Land, any asbestos, polychlorinated biphenyls, petroleum products or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments. Any such asbestos, polychlorinated biphenyls, petroleum products and any such other hazardous or toxic materials, wastes and substances are herein collectively called "Hazardous Materials". Tenant further covenants and agrees to indemnify, protect and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord and arising from or out of any Hazardous Materials on, in, under or affecting all or any portion of the Premises, Building or Land, introduced by, or on behalf of, Tenant including, without limitation, (i) the costs of investigation and/or removal of any and all Hazardous Materials from all or any portion of the Premises, Building or Land, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Premises, Building or Land, into the air, any body of water, any other public domain or any surrounding areas, and (iii) any costs incurred to comply, in connection with all or any portion of the Premises, Building or Land, with all applicable laws, orders, judgments and regulations with respect to Hazardous Materials. The provisions of this Section 11.01 shall survive the expiration or earlier termination of this Lease.

         11.02 LANDLORD'S COVENANTS AS TO HAZARDOUS MATERIALS. Landlord covenants and agrees to indemnify, protect and save Tenant harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorney's and experts fees and disbursements reasonably and actually incurred, but excluding any and all consequential damages, including but not limited to the loss of use of the Premises, lost profits and loss of business, and those expenses, losses, and liabilities arising from Tenant's own negligence or willful act), which at any time may be imposed upon, incurred by or asserted or awarded against Tenant as a result of a governmental authority having jurisdiction ordering a cleanup, removal or other remediation by Tenant of any Hazardous Materials placed on, in or under all or any portion of the Premises, Building or Land by Landlord or its agents or employees, or as a result of Landlord's representation provided in this Section 11.02 being false, including, without limitation, (i) the cost of removal of any and all Hazardous Materials from all or any portion of the Premises, Building or Land, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Premises, Building or Land into the air, any body of water, any other public domain or any surrounding areas, and (iii) any costs incurred to achieve the required level of compliance in connection with all or any portion of the Premises, Building or Land. The foregoing provisions of this Section 11.02 shall survive the expiration or earlier termination of this Lease. To the extent required during the Term by any governmental authority having jurisdiction over the Building or the Land, Landlord shall, at its sole cost and expense, cause to be removed or otherwise remediated any Hazardous Materials that are the subject of Landlord's indemnification provided in this Section
11.02. Landlord represents that, except as set forth in environmental reports or asbestos surveys delivered by Landlord to Tenant or otherwise obtained by Tenant prior to the Effective Date [including, without limitation, (i) that certain Environmental Report dated February 18, 1994, prepared by Atlanta Testing & Engineering for Scott Hudgens Company, and bearing Job No. 12924, Report No. 87826, (ii) that certain Asbestos Survey dated August 13, 1990, prepared by Wilson Analytical, Inc. for Equifax, Inc., and bearing Job No. A620.2, (iii) that certain Limited Asbestos Survey of Equifax, Inc. Corporate Headquarters dated June 7, 1994, performed by ATC Environmental, Inc. for 1600 Peachtree, LLC, and bearing Project No. 09090-0002, (iv) that certain Asbestos Operation Maintenance Program dated June 21, 1994, prepared by ATC Environmental, Inc. for Equifax, Inc. (the "Asbestos Maintenance Program"), and (v) that certain Report of Phase I Environmental Site Assessment Update dated September 10, 1999 prepared by QORE, Inc. for 1600 Peachtree, L.L.C., and bearing Job No. 20452, Report No. 143952], to Landlord's actual knowledge, no Hazardous Materials are present on or under the Premises, the Building and/or the Land (including the Common Areas) as of the Effective Date in violation of any laws applicable as of the Effective Date.


                           ARTICLE 12.00 MISCELLANEOUS

         12.01 WAIVER. Failure by Landlord or Tenant to enforce any provision of this Lease or one or more of the remedies provided upon a default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. No custom or practice which may develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without written notice thereof to the other party.

         12.02 ACT OF GOD. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, Tenant's invitees, licensees or other visitors to the Premises, Building or Land, so long as the performance or nonperformance of the covenant or obligation is delayed, caused or prevented by an Act of God or force majeure (as defined in subsection 1.01(a)) or by Tenant. Tenant shall be excused from performance of its obligations under the Lease (other than monetary obligations) if such failure is due to an act of God or force majeure or by Landlord. Any time periods provided in this Lease shall be extended by the number of days of delay caused by such Act of God or force majeure.

         12.03 ATTORNEY'S FEES. If either party commences an action or arbitration against the other arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the losing party reasonable actual attorneys' fees and costs of suit. The parties hereto agree that whenever attorney's fees are payable with respect to this Lease, same shall be reasonable, actual fees incurred at market rates, and the provisions of Official Code of Georgia Annotated ss.13-1-11 shall not apply.

         12.04 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns, subject, however, to Section 9.02 of this Lease. Should Landlord's interest in the Premises cease to exist for any reason during the Term of this Lease, then notwithstanding the happening of such event, this Lease nevertheless shall remain unimpaired and in full force and effect and Tenant hereunder agrees to attorn to the then owner of the Premises.

         12.05 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

         12.06 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Paragraph 7 of the Summary. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth in Paragraph 8 of the Summary. Any notice, demand or document required or permitted to be delivered by the terms of this Lease shall be written in the English language and shall be deemed to be delivered (whether or not actually received) when personally delivered and written acknowledgment of such personal delivery is obtained (including without limitation delivery by any commercial courier service or recognized overnight delivery service) or when sent by facsimile with a hard copy sent the same day by United States mail, or when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to Landlord at the address set forth in Paragraph 6 of the Summary and addressed to Tenant at the address set forth in Paragraph 8 of the Summary. Either party may by notice to the other specify a different address for payments or for delivery of notices.

         12.07 SUBMISSION OF LEASE. The negotiation and submission of this Lease to Tenant for signature does not constitute an offer to lease to Tenant or a reservation of space or an option to lease. The execution and delivery of this Lease by Tenant shall constitute an irrevocable offer that cannot be terminated or withdrawn until the expiration of ten (10) days from delivery thereof to Landlord, and Landlord shall not be bound until it has executed and delivered such Lease to Tenant.

         12.08 AUTHORITY. Each party executing this Lease on behalf of Landlord and Tenant represents that he or she is duly authorized to execute this Lease on behalf of Landlord or Tenant, as the case may be, and that the execution and delivery of this Lease has been authorized by all necessary corporate or partnership action. Landlord and Tenant agree to provide the other upon request reasonable evidence confirming the existence of such authority.

         12.09 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         12.10 NO BROKER CLAIMS. Landlord and Tenant acknowledge that the brokers set forth in Paragraph 10 of the Summary (referred to collectively for purposes of this section as "Brokers") have acted as brokers with respect to the Premises and will be paid by Landlord pursuant to the terms of separate agreements. Landlord acknowledges that the terms of its agreements with Brokers provide for the payment of commissions on a monthly basis during the Term. Landlord agrees that if one of the Brokers provides Tenant with a sworn statement (which statement shall also be sent to Landlord and any lender holding a mortgage, security deed or similar security instrument encumbering the Building if such Broker is notified in writing at the address set forth in Paragraph 10 of the Summary that there is such a lender, such notice to be sent by overnight courier) from such Broker stating that such Broker has not been paid an installment of such commission for more than thirty (30) days after the date provided for payment, the amount to be paid and that such sum is due Broker, then, provided Landlord has not notified Tenant of any inaccuracy in said sworn statement within ten (10) business days of the date thereof, Tenant shall be entitled to offset the amount of the deficiency against its next due installment of Net Base Rent and pay such sum directly to said Broker for the account of Landlord. Nothing herein shall obligate Tenant to enforce the rights granted herein, nor shall this provision be construed to obligate Tenant to pay any fees or commissions to the Brokers in connection with this Lease. Each Broker shall, upon request from Landlord or any such lender from time to time, execute reasonable estoppel or other certificates confirming whether or not there are any commissions due under its commission agreement for which Tenant may be required to divert any payments of Net Base Rent pursuant to the terms hereof. Landlord and Tenant hereby warrant and represent to the other that the party making said warranty and representation has not dealt with any broker, agent or finder, other than Brokers. In connection with this

Lease, and, subject to the default and remedies provisions of Article 10.00 hereof, Landlord and Tenant covenant and agree to indemnify and hold the other harmless from and against any and all loss, liability, damage, claim, judgment, cost or expense (including but not limited to attorney's fees and expenses and court costs) that may be actually incurred or suffered by the other because of any claim for any fee, commission or similar compensation with respect to this Lease, made by any broker, agent or finder, other than Brokers, claiming by, through or under the indemnifying party, whether or not such claim is meritorious. Such obligations shall survive the expiration or earlier termination of this Lease.

         12.11 NO JOINT VENTURE. Nothing contained in this Lease or any exhibits hereto shall be deemed or construed to create a partnership or joint venture between Landlord and Tenant or to create any relationship between them except the relationship of landlord and tenant.

         12.12    TIME OF ESSENCE. TIME IS OF THE ESSENCE OF THIS LEASE.

         12.13 EXHIBITS AND SUMMARY OF LEASE PROVISION. The content of each and every exhibit which is referenced in this Lease is incorporated into this Lease as fully as if set forth in the body of this Lease. The content of each and every provision of the Summary which is referenced in this Lease is incorporated into this Lease as fully as if set forth in the body of this Lease.

         12.14 MEMORANDUM OF LEASE. Tenant shall have the right, at its sole cost and expense, to record a memorandum of this Lease in the real estate records of the county where the Premises is located, subject to Landlord's reasonable approval of the form and content of such memorandum. Tenant shall cause such memorandum to be released promptly upon the expiration or earlier termination of this Lease.

         12.15 LANDLORD LIABILITY. No owner of the Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Premises. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease. In the event Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Building. Tenant acknowledges and agrees that Tenant shall not bring any action or seek any redress against Landlord for or with respect to, and does hereby release and agree to hold Landlord harmless from and against any losses, damages, claims, causes of action, costs or expenses (including attorneys' fees and expenses) arising from or in any way relating to, the reimbursement and other obligations of Equifax arising under that certain Agreement by and among Landlord, Equifax and Tenant of even date herewith (the "Side Agreement") and/or any default by Equifax in the performance of such obligations; provided that the foregoing shall not prohibit Tenant from seeking injunctive relief as necessary in connection with a default by Landlord in the performance of its obligations under Section 12.16 below.

         12.16 EQUIFAX LEASE . Landlord does hereby agree that it shall, upon Tenant's request and all at no cost or expense to Landlord, cooperate as reasonably requested by Tenant in connection with Tenant's enforcement of its rights and of Equifax' obligations under the Side Agreement; provided, however, that in so doing Landlord shall at no time be obligated to terminate the Amended and Restated Space Lease (the "Equifax Lease") pursuant to which Equifax (and/or its subtenants) will occupy certain premises within the Building throughout a portion of the Term hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed under seal, effective as of the date set forth below.

                                LANDLORD:

                                1600 Peachtree, L.L.C., a
                                Delaware limited liability company

                                By:   Gwinnett Prado, L.P., a Georgia
                                      limited partnership, managing member

                                      By:   Prado Manager, Inc.
                                            a Georgia corporation,
                                            sole general partner

                                            By: /s/ William A. Broydon
                                               ---------------------------
                                                 Name: William A. Broydon
                                                      --------------------
                                                 Title: Executive Vice President
                                                       -------------------
                                                 Date Executed: 12/6/99
                                                               -----------

                                                    [CORPORATE SEAL]


                       [Signatures continued on next page]

                                 TENANT

                                 iXL Enterprises, Inc., a Delaware corporation

                                 By: /s/ Carl P. Helfrich
                                    -----------------------------------------
                                    Name:  Carl P. Helfrich
                                    Title:  Vice President-Properties
                                    Date Executed:  12/6/99
                                                  ---------------------------

                                          [CORPORATE SEAL]



Effective date of Lease
(date of last signature)

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

         TO FIND THE TRUE POINT OF BEGINNING commence at the intersection of the southerly R/W line of the Spring St. Connector and the westerly R/W line of Spring Street (both R/W vary) at this point, proceeding thence along the limited access line of Spring St. Connector North 88 degrees 54 minutes 13 seconds West a distance of 346.92 feet to a right-of-way monument found:

         Thence North 83 degrees 39 minutes 55 seconds West for distance of
3.25 feet to an iron pin set and the True Point of Beginning:

         Thence South 00 degrees 17 minutes 16 seconds East for a distance of
300.28 feet along the property dividing line to a CMF;

         Thence South 00 degrees 17 minutes 13 seconds East for a distance of
398.10 feet to the limited access right-of-way line of I-75 Ramp A and I-75 NBL (north bound lane) and an IPS;

         Thence South 89 degrees 21 minutes 52 seconds West for a distance of
59.78 feet along the right-of-way line to a CMF;

         Thence South 89 degrees 21 minutes 52 seconds West for a distance of
14.51 feet to a point;

         Thence North 02 degrees 20 minutes 50 seconds West for a distance of
107.60 feet along the right-of-way line to a point;

         Thence North 02 degrees 59 minutes 15 seconds West for a distance of
49.61 feet along the right-of-way line to a point;

         Thence North 02 degrees 40 minutes 11 seconds East for a distance of
107.53 feet along the right-of-way line to a CMF;

         Thence North 00 degrees 52 minutes 24 seconds East for a distance of
58.19 feet along the right-of-way to an IPF;

         Thence North 06 degrees 34 minutes 19 seconds West for a distance of
59.59 feet along the right-of-way line to an IPF;

         Thence North 21 degrees 58 minutes 15 seconds West for a distance of
56.13 feet along the right-of-way line to an IPF;

         Thence North 47 degrees 19 minutes 35 seconds West for a distance of
107.77 feet along the right-of-way line to an CMF;

         Thence North 03 degrees 29 minutes 26 seconds West for a distance of
89.65 feet along the right-of-way line to an CMF;

         Thence North 38 degrees 53 minutes 16 seconds West for a distance of
173.89 feet to the right-of-way intersection of I-75 NBL and West Peachtree St. Connector at an CMF;

         Thence South 83 degrees 39 minutes 55 seconds East for a distance of
295.37 feet along the southerly right-to-way line of Spring and West Peachtree St. Connectors to the TRUE POINT OF BEGINNING.

         Said property contains 2.025 acres more or less.


                                                                     Page 1 of 2

         ALL THAT TRACT or parcel of land lying and being in Land Lots 108 & 109 of the 17th District, city of Atlanta, Fulton County, Georgia and being more particularly described as follows:

         BEGINNING at a point on the south right-of-way of Peachtree Road at an iron pin set (1/2" rebar), said iron pin being located 401.04 feet from the intersection of the south right-of-way of Peachtree Road and the east right-of-way of the Spring-Peachtree Street Connector, as measured along the south right-of-way of Peachtree Road;

         Thence South 52 degrees 23 minutes 59 seconds East for a distance of
229.61 feet along the south right-of-way of Peachtree Road to a point;

         Thence along a curve to the left having a radius of 761.59 feet and an arc length of 95.25 feet, being subtended by a chord of South 55 degrees 15 minutes 36 seconds East for a distance of 95.19 feet along said right-of-way to an iron pin found (1/2" rebar);

         Thence South 36 degrees 55 minutes 40 seconds West for a distance of
646.68 feet leaving said right-of-way to an iron pin found (1/2" rebar) on the Northerly right-of-way of the West Peachtree Connector;

         Thence South 36 degrees 58 minutes 03 seconds West for a distance of
27.13 feet along said right-of-way to an iron pin found (1/2" rebar);

         Thence South 67 degrees 05 minutes 45 seconds West for a distance of
62.93 feet along said right-of-way to an iron pin found (1/2" rebar);

         Thence North 49 degrees 16 minutes 35 seconds West for a distance of
61.99 feet along said right-of-way to an iron pin set (1/2" rebar);

         Thence North 78 degrees 01 minutes 37 seconds West for a distance of
122.47 feet along said right-of-way to an iron pin found (1/2" rebar);

         Thence North 35 degrees 16 minutes 53 seconds East for a distance of
38.70 feet leaving said right-of-way to an iron pin set (1/2" rebar);

         Thence North 89 degrees 55 minutes 52 seconds West for a distance of
25.00 feet to an iron pin set (1/2" rebar);

         Thence North 52 degrees 26 minutes 05 seconds West for a distance of
100.32 feet to an iron pin set (1/2" rebar);

         Thence North 37 degrees 01 minutes 24 seconds East for a distance of
750.04 feet to an iron pin found (1/2" rebar) on the south right-of-way of Peachtree Road and the POINT OF BEGINNING. Said property contains 5.515 acres more or less.

         TOGETHER WITH, the easements, rights, and privileges and appurtenances set forth in that certain Air Space and General Utility Easement Agreement between Spring Street Hotel, L.L.C., a Georgia limited liability company, and 1600 Peachtree, L.L.C., a Delaware limited company, dated as of June X, 1998, and recorded in Deed Book 25161, page 175, Fulton County, Georgia records.

                                    EXHIBIT B

                               WORK AGREEMENT FOR
                           COMPLETION OF THE PREMISES

         (a) Tenant shall be responsible for designing the interior improvements to be constructed or installed within each Phase of the Premises (the "Leasehold Improvements"). The construction contractor for each such Phase shall be selected from the pre-approved list of contractors attached hereto as Exhibit F (the "Contractor Group"). No later than twelve (12) days prior to the delivery date for Phase I, and no later than fifteen (15) days prior to the respective delivery dates for each of Phases II and III, as said delivery dates are set forth in Paragraph 3 of the Summary, Tenant shall, at its sole cost and expense, prepare and submit to Landlord for Landlord's written approval or disapproval (which approval will not be unreasonably withheld or conditioned) a complete set of plans and specifications and construction drawings (collectively, the "Plans and Specifications") covering all work to be performed in constructing the Leasehold Improvements within the applicable Phase. The Plans and Specifications shall be in such detail as Landlord may reasonably require and shall be in compliance with all applicable statutes, ordinances and regulations; provided, however, that Landlord's approval of the Plans and Specifications shall not be deemed to be a warranty or representation either that the Plans and Specifications comply with all applicable statutes, ordinances and regulations, or that there shall exist no defects in any of the improvements constructed or installed in accordance therewith. Notwithstanding any approval of the applicable Plans and Specifications by Landlord, Tenant hereby agrees that the Leasehold Improvements constructed or installed in any Phase shall be compatible with, and shall not materially compromise or adversely affect, the systems of the Building not being replaced by Tenant in connection with its buildout or the structural integrity of the Building. Landlord hereby acknowledges and agrees that Tenant may, during its buildout, perform the following work (the "Buss Duct Work"), provided that such work shall only be performed between the hours of 8:00 p.m. through 6:00 a.m. Monday through Friday, or on weekends: (i) demolition of three existing 208 volt switchboards and furnishing and installation of one new 480 volt switchboard and one new 208 volt switchboard, and rework and reconnection of all existing feeders as required, (ii) demolition and removal of all feeders presently not being used, and (iii) removal of existing 208 volt buss ducts and furnishing and installation of one new 480 volt buss duct and one new 280 volt buss duct. Landlord shall review the Plans and Specifications and indicate requested changes, if any, by written notice to Tenant, within five (5) business days after receipt of the Plans and Specifications by Landlord. If Landlord fails to indicate such requested changes to the Plans and Specifications by such date, the Plans and Specifications shall be deemed approved and the same shall thereupon be final. If Landlord requests any changes to the Plans and Specifications, Tenant shall make those changes which are reasonably requested by Landlord and shall within five (5) business days of its receipt of such request submit the revised portion of the Plans and specifications to Landlord. Landlord may not thereafter disapprove the revised portions of the Plans and specifications unless Tenant has unreasonably failed to incorporate reasonable comments of Landlord and, subject to the foregoing, the Plans and specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Landlord. Landlord and Tenant shall at all times in the review and revision process act reasonably and in good faith. After Landlord has approved (or is deemed to have approved) the Plans and Specifications or the Plans and Specifications have otherwise been finalized pursuant to the procedures set forth hereinabove, any subsequent changes to the Plans and Specifications shall be subject to Landlord's reasonable written approval. Upon final approval (or deemed approval) of the final Plans and Specifications for the applicable Phase pursuant hereto, Tenant (or, at Tenant's option, Landlord) shall obtain competitive bids to perform the buildout reflected thereby from each of the contractors in the Contractor Group. Tenant, with Landlord's reasonable approval, shall make the final selection of the contractor to perform the applicable buildout, which selection need not be the contractor which submitted the lowest bid therefor. Following Tenant's selection of the contractor as provided above, Tenant shall enter into a contract with such contractor for the performance of such buildout, provided that Landlord shall be provided full access at all reasonable time to all schedules and budget information and all correspondence pertaining to the buildout in question, and shall be given advance written notice of, and shall be entitled to have a representative attend, all construction progress meetings relating to such buildout.

         (b) Landlord shall use diligent efforts to deliver the applicable Phase of the Premises to Tenant ready for the commencement of buildout on or before the delivery date therefor set forth in Paragraph 3 of the Summary (which shall include pursuing a dispossessory action against Equifax with respect to any holdover by Equifax in any such Phase beyond the term therefor set forth in the Equifax Lease). To the extent that Equifax refuses or fails to vacate the applicable Phase on or before the delivery date therefor set forth in Paragraph 3 of the Summary, such refusal or failure to vacate shall not in any way affect the obligation of Tenant hereunder except that (i) the Commencement Date for the applicable Phase shall be postponed one day for each day that Equifax delays in vacating such Phase such that the Commencement Date for such Phase will in any event be the ninetieth (90th) day following the ultimate delivery of such Phase, Landlord hereby agreeing, in such event, to notify Tenant promptly following the date on which Equifax does vacate the applicable Phase, and (ii) Tenant shall receive following the ultimate Commencement Date for such Phase, as its sole and exclusive remedy for such delay in delivery, one (1) days' abatement of Net Base Rent otherwise applicable to such Phase for each day after the scheduled delivery date that such Phase is actually delivered to Tenant as required herein. Except as set forth in Section 1.02 hereof (regarding any Beneficial Occupancy of Phase III by Tenant) to the contrary, Tenant's acceptance of the applicable Phase prior to the Commencement Date therefor shall not be deemed to create an obligation to pay Rent with respect thereto prior to the applicable Commencement Date, provided that Tenant shall otherwise comply with all of the terms and conditions of this Lease upon acceptance of the applicable Phase.

         (c) Tenant shall cause the selected contractor to construct the applicable Leasehold Improvements in a good, first-class and workmanlike manner, in accordance with the applicable Plans and Specifications, and in compliance with all applicable statutes, ordinances and regulations. Tenant shall carry, or cause the contractor to carry, insurance reasonably satisfactory to Landlord throughout the construction of the applicable Leasehold Improvements. If the applicable Leasehold Improvements are not completed by the applicable Commencement Date, Tenant's obligation to pay Rent hereunder with respect to the applicable Phase shall nevertheless begin on the Commencement Date for such Phase.

         (d) Upon substantial completion of the applicable Leasehold Improvements, a representative of Landlord and a representative of Tenant together shall inspect the applicable Phase in order to confirm that such Leasehold Improvements were constructed and installed in accordance with the Plans and Specifications therefor. Tenant shall, within a reasonable time after a list of any defective work or material deviations from the applicable Plans and Specifications is prepared and agreed upon by Landlord and Tenant, cause the remediation of such defective work or such deviations from the applicable Plans and Specifications as are set forth on such list.

         (e) Landlord shall contribute toward the cost incurred in constructing the applicable Leasehold Improvements in any Phase, up to an amount equal to (x) the rentable square footage of the applicable Phase, as set forth in Paragraph 5 of the Summary, (y) multiplied by the Base Allowance, (z) plus any unused allowance with respect to completion of the buildout of a previous Phase(s), if any (the "Applicable Allowance"), as follows:

                           (A)      Provided that the unused Applicable
Allowance at the time of any progress payment request made by Tenant is sufficient to pay the then remaining balance of the applicable contract in full, Landlord shall make progress payments of the Applicable Allowance applicable to the Phase in question, less a holdback (the "Holdback") as to each such payment equal to 5% thereof, to

Tenant in each case within thirty (30) days of the date that:

                                    (i)      Tenant has delivered to Landlord
         copies of Tenant's building permit (as to the first such progress payment only);

                                    (ii)     Tenant's contractor has completed
         ten percent (10%) or more of the applicable Leasehold Improvements, as to the first such progress payment, and at least an additional ten percent (10%) of the applicable Leasehold Improvements since the immediately preceding progress payment, as to each subsequent progress payment, as evidenced by a certificate from Tenant's architect and invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the applicable Leasehold Improvements made as of the date of Tenant's request for payment; and

                                    (iii)    Tenant has delivered to Landlord
         partial lien waivers for the portion of the applicable Leasehold Improvements for which such progress payment is sought, from the selected contractor, all subcontractors and all laborers or material suppliers having performed any work at the Premises relating to the construction of such portion of the applicable Leasehold Improvements.

                           (B)      Landlord shall pay the remainder of the
Applicable Allowance to Tenant within thirty (30) days of the date that the selected contractor has:

                                    (i)      substantially completed the
         applicable Leasehold Improvements and received a certificate of occupancy from the applicable governing authority therefor;

                                    (ii)     delivered to Landlord final lien
         waivers and affidavits from the selected contractor, all subcontractors, and all laborers or materials suppliers having performed any work at the Premises relating to the applicable Leasehold Improvements, together with any other evidence reasonably required by Landlord to satisfy Landlord's title insurer that there are no parties entitled to file a lien against Land or the Building in connection with such work; and

                                    (iii)    delivered to Landlord all invoices,
         receipts and other evidence reasonably required by Landlord to evidence the actual cost of the applicable Leasehold Improvements.

                           (C)      The costs of construction of the applicable
Leasehold Improvements for purposes of this subpart (e)(1) shall include reasonable and actual demolition costs, reasonable and actual outside design and outside consulting fees and the reasonable and actual cost of the applicable Plans and Specifications, and all reasonable and actual hard costs associated with such buildout, including, without limitation, demising walls, utilities, supplemental systems and cabling.

                           (D)      Tenant shall be responsible for all costs of
construction of the applicable Leasehold Improvements in excess of the Applicable Allowance.

         (f) Each payment of the Applicable Allowance with respect to a Phase shall be amortized over the then remaining initial Term on a straight-line basis plus interest at an annual rate of ten percent (10.0%), which amortization payments shall begin to accrue on the date of such payment to Tenant and shall be added to and constitute additional Net Base Rent hereunder, payable monthly in the same manner as and together with monthly installments of the original Net Base Rent set forth in Paragraph 5 of the Summary (but not subject to any escalation applicable to such original Net Base Rent), commencing with the first such monthly installment of Net Base Rent due after such payment to Tenant. The failure by

Tenant to make any such amortization payment to Landlord shall be a default hereunder, subject to any applicable notice and cure periods provided in this Lease with respect to non-payment of Net Base Rent. Notwithstanding anything to the contrary contained in this Lease, upon an early termination of this Lease for any reason (including, but not limited to, a default by Tenant hereunder, any sale of the Building to Tenant, or any casualty or condemnation), Tenant shall immediately pay to Landlord all accrued and unpaid interest together with the unamortized portion of any and all such payments, notwithstanding that the same is classified as a portion of "Net Base Rent" due hereunder.

         (g) Notwithstanding anything herein to the contrary, the total allowance to which Tenant is entitled hereunder is $6,220,000.00 (the "Total Allowance"), $200,520.00 of which is specifically designated for and will be provided to Tenant to apply toward the cost of the Buss Duct Work, but only if such Buss Duct Work is actually performed by Tenant during its initial buildout of any Phase of the Premises (and in the event the same is required to be replaced at any time thereafter, the same shall be considered a capital expenditure governed by the terms of Section 5.01 of this Lease, and Tenant shall not be entitled to such portion of the Total Allowance allocable thereto). Tenant does hereby acknowledge and agree that Tenant shall not be entitled to, and Landlord shall not be responsible to Tenant for, any portion of the Total Allowance not used in the buildout of the Premises in accordance with the foregoing provisions of this Exhibit B. In the event the Applicable Allowance as to any Phase(s) is not utilized in full in connection with the buildout of such Phase(s), Tenant shall be entitled to apply any remaining portion of such Applicable Allowance to the cost of buildout of a subsequent Phase(s) (provided the cumulative allowance used with respect to the entire Premises shall not exceed the Total Allowance). In the event the Applicable Allowance as to any Phase(s) is exceeded in connection with the buildout of such Phase(s) (such that Tenant paid the excess cost associated with the buildout of such Phase(s)), and following completion of buildout of Phase III the Total Allowance has not been utilized in its entirety, Landlord shall reimburse Tenant (up to the then remaining Total Allowance) for the reasonable and actual excess cost so paid by Tenant in connection with the buildout of such previous Phase(s) within thirty
(30) days of written request therefor from Tenant, accompanied by receipts and other evidence reasonably required by Landlord to evidence such excess cost paid by Tenant.

                                    EXHIBIT C

                    LETTER AGREEMENT AS TO TERM AND PREMISES


_______________________________("Landlord") and _______________________________
("Tenant"), do each hereby agree and certify to the other that the Term of that certain Lease between Landlord and Tenant dated ____________ (the "Lease") with respect to Phase __ of the Premises, containing approximately ________ square feet, commenced on ________________, and will expire on the last day of December, 2011, unless extended or sooner terminated as may be provided in the Lease. Tenant hereby acknowledges that it has accepted delivery of such Phase, that said Premises are in full compliance with all requirements of the Lease, and that the "Net Base Rent" for such Phase __ (including the Base Allowance component thereof required by subparagraph (f) of Exhibit B to the Lease) shall be as follows:

         Period           Annual Net Base Rent             Monthly Installments
         ------           --------------------             --------------------






         IN WITNESS WHEREOF Landlord and Tenant have executed this instrument this the _______ day of ___________.


LANDLORD                                  TENANT



- ----------------------------------        -------------------------------------
                                                     [Corporate Seal]

Witness:                                  Witness:
         -------------------------                 -----------------------------
Date:                                     Date:
      ----------------------------             ---------------------------------

Effective date of Lease
(date of last signature):
                         ---------

                                    EXHIBIT D

                        TENANT MAINTENANCE SPECIFICATIONS

                                 SCOPE OF WORK
                                 HVAC EQUIPMENT

1. The implementation of a written, preferably computerized, HVAC system maintenance management program which includes, but is not limited to, preventive maintenance, reactive maintenance and repair work for the following systems:

         a. Chilled water system, chillers, heat exchangers, pumps, piping, valves, and accessories.

         b. Condenser water system (primary and secondary,) cooling tower(s), heat exchangers, pumps, piping, valves, filters and accessories.

         c. Hot water systems, boilers, pumps, fan coil units, unit heaters, fin tube radiation, coils, piping, valves and accessories.

         d.       Natural gas system.

         e. Water treatment systems, pumps, tanks, feeders, controls, piping, valves and accessories.

         f.       Miscellaneous piping systems, piping, valves and accessories.

         g. Air conditioning systems, AC units, VAV units, fans, coils, electrostatic filters, filters, humidifiers, air outlets, ductwork, dampers, condensate system and accessories.

         h. Ventilation systems, fans, filters, air outlets, ductwork, dampers and accessories (ventilation includes all miscellaneous supply, make-up, exhaust and kitchen exhaust air system) and smoke control.

2. The program should include a master schedule of preventive maintenance tasks based on manufacturer's recommendations or qualified source for every piece of equipment, system, and device with weekly, monthly, quarterly, semi-annually, annually, and greater than annually activities.

3. All work should be performed by qualified, trained, and experienced personnel or licensed contractors.

4. All maintenance work should be recorded and documented. Maintenance includes scheduled maintenance and inspection of all equipment, lubrication, tests, adjustments and corrective maintenance tasks.

5.       Chiller maintenance should include a minimum of:

         a. Eight (8) routine inspections annually (at 45-day intervals) for the chiller units. These inspections can be staggered to inspect one unit per inspection and complete a "walk-by" inspection of the remaining units per inspection.

         b. One annual maintenance inspection of each centrifugal chiller unit which includes:

                  i.       Annual oil analysis
                  ii.      Annual refrigerant analysis
                  iii.     Eddy current, and
                  iv.      Calibration of controls

         c. Any work performed by mechanical/service contractor should be evidenced by a detailed service record.

6. In addition to chiller(s), daily logs shall be maintained for water treatment chemistry and critical HVAC equipment such as air handlers and pumps.

                                    EXHIBIT E

                 FORM OF INITIAL SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

THIS INSTRUMENT PREPARED BY:                NO RECORDING TAX IS PAYABLE WITH RESPECT TO
BURR & FORMAN LLP                           THIS AGREEMENT.  NOTHING HEREIN IS INTENDED TO
600 WEST PEACHTREE STREET                   EVIDENCE OR SECURE ANY INDEBTEDNESS OR CREATE
ONE GEORGIA CENTER - SUITE 1200             ANY LIEN.
ATLANTA, GEORGIA  30308
TELEPHONE: (404) 815-3000

==================================================================================================================


                         SUBORDINATION, NON-DISTURBANCE,
                            AND ATTORNMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of the ____ day of December, 1999, by and among IXL ENTERPRISES, INC., a Delaware corporation ("Tenant"), SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association ("Lender") and 1600 PEACHTREE, L.L.C., a Delaware limited liability company ("Landlord").

                                R E C I T A L S:

         Tenant and Landlord have entered into that certain Lease dated December __, 1999 (the "Lease") with respect to the entirety of the building located at 1600 Peachtree Road located in Atlanta, Fulton County, Georgia (the "Project"), on the parcel of real property more particularly described in EXHIBIT A attached hereto and made a part hereof. The premises demised to Tenant under the Lease, as more particularly described therein, are referred to herein as the "Premises".

         Landlord has obtained a loan from Lender, secured by a first Deed to Secure Debt covering the Project and an assignment of all leases relating thereto, including the Lease (said Deed To Secure Debt and assignment of leases, as the same may hereafter be amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time (the consent of Tenant to which shall not be required provided Tenant's rights are not disturbed in accordance with this Agreement), are referred to herein as the "Security Documents").

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

         1. SUBORDINATION. Tenant agrees, subject to the terms and conditions of this Agreement, that the Lease is and shall be, at the option of Lender upon notice to Tenant, at any time and from time to time, either subject and subordinate, or superior, to the Security Documents and to all present or future advances under the obligations secured thereby, and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time. Such option of the Lender may be exercised an unlimited number of times. If subordinated, said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any memorandum or short form thereof. This

Agreement shall constitute notice to Tenant that for the time being, until further written notice to the contrary, Lender elects that the Lease is and shall be subject and subordinate to the Security Documents as aforesaid, subject to the terms and conditions of this Agreement.

         2. LENDER'S RIGHT TO CURE. Notwithstanding anything to the contrary in the Lease or this Agreement, Tenant shall, concurrently with giving notice of default to Landlord, give written notice to Lender of any default or breach by Landlord under the Lease that are of such a nature as to give Tenant a right to terminate the Lease, to reduce rent, or to credit or offset any amounts against future rents, and Lender shall have an opportunity (but shall not be required) to cure the breach or default by Landlord, such opportunity to run for period of thirty (30) days beyond the time available to the Landlord to cure such default. If, in curing any such default, Lender requires access to the Premises to effect such cure, Tenant shall furnish access to the Premises to Lender as required by Lender to effect such cure at all reasonable times; provided that Tenant's occupancy, use and enjoyment of the Premises is not unreasonably disrupted thereby. Tenant's right to cure defaults of Landlord in accordance with the Lease shall not be limited by the foregoing.

         3. NON-DISTURBANCE. So long as Tenant is not in default in the payment of rent, additional rent, or other charges or conditions of the Lease beyond any applicable notice and cure period, Tenant shall not be disturbed by Lender in Tenant's possession, enjoyment, use, and occupancy of the Premises or as to Tenant's rights and privileges under the Lease during the original or any renewal term of the Lease or any extension or modification thereof. Nothing contained herein shall prevent Lender from naming or joining Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Security Documents to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy, but such naming or joinder shall not be in derogation of the rights of Tenant as set forth in this Agreement.

         4. PAYMENT OF RENTS TO LENDER. Upon Lender's written request and without regard to contrary instructions from Landlord, Landlord and Tenant agree that Tenant will make the payments to be made by Tenant under the Lease directly to Lender upon receipt of Lender's written notice of the exercise of such rights and Landlord hereby directs and authorizes Tenant to comply with such demand. Prior to the time that a Successor Landlord succeeds to the interest of Landlord in the Premises as described in Section 5 below, receipt of such payments by Lender shall not relieve Landlord of its obligations under the Lease nor operate to make Lender responsible for the performance thereof, and Tenant shall continue to look solely to Landlord for performance of such obligations.

         5. ATTORNMENT. If, at any time, Lender or any person or entity or any of their successors or assigns shall acquire the interest of Landlord in and to the Premises through foreclosure, deed-in-lieu of foreclosure, assignment-in-lieu of foreclosure, or any other method (each, a "Successor Landlord"), then so long as the Lease is then in full force and effect and Tenant is not then in default of the lease beyond any applicable cure period, the Lease shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms thereof. Tenant shall thereupon be bound to Successor Landlord, and Successor Landlord shall be bound to Tenant, under all the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof, with the same force and effect as if Successor Landlord was the original landlord under the Lease. Tenant does hereby attorn to Successor Landlord as its landlord, said attornment to be effective and self-operative without the execution of any additional documents by the parties hereto immediately upon Successor Landlord's succeeding to the interest of Landlord under the Lease.

         6. PROTECTION OF SUCCESSOR LANDLORD. Notwithstanding anything to the contrary in the Lease or the Security Documents, Successor Landlord shall not be liable for or bound by any of the following matters:

                  (a) Except for any default or breach of which Lender has been notified pursuant to Section 2 hereof but has failed to cure, any default or breach in Landlord's obligations under the Lease occurring prior to the time Successor Landlord succeeds to the interest of Landlord in the Premises;

                  (b) Any payment of rent (including fixed rent, percentage rent, or additional rent) that Tenant might have made to Landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the time Successor Landlord succeeds to the interest of Landlord in the Premises;

                  (c) Any deposit or security which was delivered to Landlord but which was not subsequently delivered to Successor Landlord;

                  (d) Any modification or amendment to the Lease, or any waiver of any terms of the Lease, made without Lender's prior written consent, which shall not be unreasonably withheld, conditioned or delayed;

                  (e) Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant (except for a termination contemplated by the Lease, such as casualty or condemnation), made without Lender's prior written consent, which shall not be unreasonably withheld, conditioned or delayed;

                  (f) Any warranty or indemnity of any nature whatsoever made by Landlord, including any warranties or indemnities regarding use, compliance with zoning, hazardous wastes or environmental laws, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession, unless due to the negligence or willful misconduct of Successor Landlord, its agents, contractors and employees.

         7. ESTOPPEL. Tenant hereby states, declares, represents, and warrants to Lender as follows:

                  The Lease, a complete and accurate copy of which has been previously provided to Lender and incorporated herein by this reference, is in full force and effect and has not been amended or modified in any respect. There are no other promises, agreements, understandings, or commitments between Landlord and Tenant relating to the Premises, except as set forth in the Lease. Tenant has not given Landlord any notice of termination under the Lease.

         8. AGREEMENT TO RELEASE PROCEEDS. In the event of a casualty at the Premises, Lender shall release its interest in any insurance proceeds applicable to Premises for the purpose of rebuilding the Premises in accordance with the terms of the Lease. Lender hereby waives any interest it may have in Tenant's improvements, personal property and satellite dishes installed at or about the Premises or any insurance proceeds payable with respect thereto under either Landlord's or Tenant's policies.

         9. EXCULPATION OF SUCCESSOR LANDLORD. Notwithstanding anything to the contrary in the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord's obligations and liability under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in the Project (including the rents and other income associated therewith) from time to time, Successor Landlord's interest in the Lease, and the proceeds from any sale or other disposition of the Project by

Successor Landlord (collectively, the "Successor Landlord's Interest"). Tenant shall look exclusively to Successor Landlord's Interest for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. Tenant shall not collect or attempt to collect any such obligations out of any other assets of Successor Landlord.

         10. NOTICES. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (i) receipt or
(ii) the date of delivery, refusal, or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a reputable overnight courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

         If to Tenant:               iXL Enterprises, Inc.
                                     1600 Peachtree Road
                                     Atlanta, Georgia  30309
                                     Attention:  Facilities Manager

         With a copy to:             1776 Peachtree Road
                                     Suite 600 North Tower
                                     Atlanta, Georgia  30309
                                     Attention:  Mr. Carl P. Helfrich

                                     Minkin & Snyder
                                     One Buckhead Plaza
                                     3060 Peachtree Road
                                     Suite 1100
                                     Atlanta, Georgia  30305
                                     Attention:  James S. Altenbach, Esquire

                                     The Staubach Company
                                     3424 Peachtree Road, N.E.
                                     Suite 1650
                                     Atlanta, Georgia  30326
                                     Attention;  Mr. Dom Wyant, Jr.

         If to Lender:               SouthTrust Bank, National Association
                                     One Georgia Center - 22nd Floor
                                     600 West Peachtree
                                     Atlanta, Georgia 30308
                                     Mail Code PTOO2
                                     Attention:  Commercial Real Estate Dept.

         If to Landlord:             c/o Brogdon Consulting, Inc.
                                     3870 Pleasant Hill Road
                                     Suite A
                                     Duluth, Georgia  30096

         11. SUCCESSORS AND ASSIGNS. This Agreement shall bind and benefit the parties, their successors and assigns. If Lender assigns the Security Documents, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor accruing after the date of assignment shall terminate.

         12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Security Documents and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement.

         13. INTERACTION WITH LEASE WITH SECURITY DOCUMENTS. If this Agreement conflicts with the Lease, then this Agreement shall govern as between Tenant and Lender, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Security Documents. Lender confirms that Lender has consented to Landlord's entering into the Lease.

         14. INTERPRETATION; GOVERNING LAW. The interpretation, validity, and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

         15. AMENDMENTS. This Agreement may be amended, discharged, or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

         16. EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed, as of the day and year first above written.

Signed, sealed and acknowledged   IXL ENTERPRISES, INC., a Delaware corporation
in the presence of:               =============================================

                                  By:
- ----------------------------         -------------------------------------------
Unofficial Witness                Name:  Carl P. Helfrich
                                  Title: Vice President - Properties

- ----------------------------                              [Affix corporate seal]
Notary Public
                                  Date of execution:
     (Notarial Seal)                                ----------------------------

Signed, sealed and acknowledged         SOUTHTRUST BANK, NATIONAL ASSOCIATION, a
in the presence of:                     ========================================
                                        national banking association
                                        ========================================

- ------------------------------          By:
Unofficial Witness                         -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

- ----------------------------
Notary Public                           Date of execution:
                                                          ----------------------
    (Notarial Seal)



Signed, sealed and acknowledged         1600 PEACHTREE, L.L.C., a Delaware
in the presence of:                     limited liability company

                                        By:  Gwinnett Prado, L.P., a Georgia
- ----------------------------                 limited partnership, its manager
Unofficial Witness
                                             By:  Prado Manager, Inc., a Georgia
                                                  corporation, sole general
- ----------------------------                      partner
Notary Public

              (Notarial Seal)                     By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                    EXHIBIT A


                             DESCRIPTION OF PROJECT

                                    EXHIBIT F

                    LIST OF APPROVED CONTRACTORS FOR BUILDOUT

         1.    The Griffin Company

         2.    Beers Construction Company

                                    EXHIBIT G

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT H

                         PROHIBITED SUBLESSEES/ASSIGNEES

         All of the following and their respective directly owned subsidiaries:

TRW Information Services, Inc.(and TRW, Inc., its parent)
Trans Union Corporation (TU)
Computer Sciences Corporation (CSC)
Dun & Bradstreet (D&B)
First Financial Management Corp.(FFMC), (includes Telecheck NABANCO) Total Systems Services, Inc.
First Data Resources (FDR)
Policy Management Systems Corp.(PMSC)
Hooper Holmes
Pinkerton
National Processing Co.(NPC)
Deluxe Check Printers (including SCAN)
Fair, Issac & Co.
National Data Corp.
DATEQ
Continuum
Creditel
EMSI
PAYCO American Corp.
Olsten's Temporary
Grattan, PLC
Next PLC
Experian, Inc. (and Great Universal Stores, its parent)
Acxiom Corporation
Atlantes
Direct Marketing Technologies, Inc.
Dynamark
Harte Hanks
InfoUSA
Metromail Corporation
R.L. Polk Company

                                    EXHIBIT I

                             PERMITTED ENCUMBRANCES

1.   All taxes for the year 2000 and subsequent years, not yet due and payable.

2. The following matters affecting the subject property as depicted on that certain survey for 1600 Peachtree L.L.C., & SouthTrust Bank, N.A. prepared by Moreland Altobeli Associates, Inc. bearing the seal of Donald Rex Jones, GRLS No. 2396, dated September 9, 1999 and last revised September 14, 1999.

     As to Tract A, only:

     a.   gas vault located in the northeast corner of the subject property;

     b.   drain grate located near southwest corner of the subject property;

     c. Georgia Power vaults located along the northwest boundary of the subject property and at the north corner of the subject property;

     d. Georgia Power conduit system located along the northwest boundary of the subject property (same as Deed Book 8611, page 423, aforesaid records);

     e. sanitary sewer line with manholes running along the northwest boundary of the subject property;

     f. corrugated metal pipe system with drop inlets running along the southeast boundary of the subject property;

     g. attention is directed to the fact that the sough boundary fronts a limited access right-of-way;

     h. ingress/egress easement located along the southwest boundary of the subject property (same as Deed Book 23855, page 172, aforesaid records);

     i. portion of permanent driveway easement located at the southeast corner of the subject property (same as Deed Book 17831, page 61, aforesaid records);

     j. the western boundary and a portion of the northwestern boundaries of the subject property front limited access rights-of-way; and

     k.   curb for driveway encroaches into right-of-way.


     As to Tract B, only:

     a.   private driveway running through subject property;

     b. drainage from expressway across the northern portion of the subject property;

     c. portion of fence located inside the west boundary of the subject property;

     d. drainage from Selig property across the south corner of the subject property;

     e. catch basins located in the north, south and central portions of the subject property;

     f. portion of concrete flume located in the north portion of the subject property;
     g. attention is directed to the fact that the north, south and west boundaries front limited access rights-of-way;
     h. permanent easement located at the southwest corner of the subject property (same as referenced at Deed Book 7796, page 115, aforesaid records);
     i.   security gate located at the southeast corner of the subject property;
     j. concrete retaining wall located near the southwest corner of the subject property; and
     k.   portion of private driveway encroaches onto DOT property.

3. Grant of Easements between 1600 Peachtree, L.L.C., a Delaware limited liability company, and EQR/Lincoln Peachtree, L.L.C., a Delaware limited liability company, dated January 15, 1998, filed for record January 26, 1998, recorded in Deed Book 23855, Page 172, et seq., aforesaid records.

4. Obligations set forth in that certain Air Space and General Utility Easement Agreement between Spring Street Hotel, L.L.C., a Georgia limited liability company, and 1600 Peachtree, L.L.C., a Delaware limited liability company, dated as of June X, 1998 and recorded in Deed Book 25161, Page 175, aforesaid records.

5. Right of Way Easement from Retail Credit Co., Inc. to Georgia Power Company, dated December 9, 1955, recorded in Deed Book 3074, page 450, aforesaid records.

6. Right of Way Easement from Retail Credit Co., Inc. to Georgia Power Company, dated February 12, 1970, recorded in Deed Book 5197, Page 270, aforesaid records.

7. Right of Way Easement from Equifax, Inc. to Georgia Power Company, dated October 5, 1976, recorded in Deed Book 6571, Page 21, aforesaid records.

8. Conveyance of Access Rights contained in Right of Way Deed from Equifax, Inc., f/k/a Retail Credit Company to Department of Transportation, dated March 17, 1981, recorded in Deed Book 7796, Page 108, aforesaid records, as affected by Corrective Right of Way Deed between the same parties, dated December 15, 1982, recorded in Deed Book 8338, Page 490, aforesaid records.

9. Permanent Easement from Equifax, Inc. f/k/a Retail Credit Company to Department of Transportation, dated March 17, 1981, recorded in Deed Book 7796, Page 115, aforesaid records.

     10. Easement Agreement between Equifax, Inc., a Georgia corporation, and Georgia Power Company, dated July 28, 1983, recorded in Deed Book 8611, page 422, aforesaid records.

     11. The non-exclusive easement and the rights, privileges and obligations contained in that certain Use Agreement Between Department of Transportation and Equifax Inc., dated February 14, 1994, recorded in Deed Book 17831, Page 61, aforesaid records.

     12. Deed to Secure Debt and Security Agreement from 1600 Peachtree, L.L.C. to SouthTrust Bank, National Association, dated September 17, 1999 filed for record September 21, 1999 at 11:25 a.m. in Deed Book 27628, Page 197, aforesaid records.

                                    EXHIBIT J

                            PRE-APPROVED STREET NAMES



         iXL (or iXL Enterprises) Way
         iXL (or iXL Enterprises) Street
         iXL (or iXL Enterprises) Boulevard
         iXL (or iXL Enterprises) Road
         iXL (or iXL Enterprises) Highway
         iXL (or iXL Enterprises) Lane

         Technology Way
         Technology Street
         Technology Boulevard
         Technology Road
         Technology Highway
         Technology Lane